Exhibit 99.1

Second Amended and Restated
Consent Solicitation Statement
Dated November 8, 2006
RELIANT ENERGY, INC.
Solicitation of Consents Relating to:

Reliant Energy, Inc.’s 9.25% Senior Secured Notes due 2010 (CUSIP No. 75952BAF2)	Reliant Energy, Inc.’s 9.50% Senior Secured Notes due 2013 (CUSIP No. 75952BAJ4)	Reliant Energy, Inc.’s 6.75% Senior Secured Notes due 2014 (CUSIP No. 75952BAM7)

and

Pennsylvania Economic Development Financing Authority’s
Exempt Facilities Revenue Bonds
(Reliant Energy Seward, LLC Project)

Series 2001A (CUSIP No. 708686BJ8)	Series 2002A (CUSIP No. 708686BM1)	Series 2002B (CUSIP No. 708686BN9)

Series 2003A (CUSIP No. 708686BK5)	Series 2004A (CUSIP No. 708686BL3)

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Tuesday, November 14, 2006 (such date, as the same may be extended or earlier terminated, the “Expiration Date”).  Holders of Notes and Bonds (each as defined below) must provide their consents to the proposed amendments prior to 5:00 p.m., New York City time, on the Expiration Date in order to approve the proposed amendments and, in the case of Holders of the Notes, in order to receive the Consent Fee (as defined below).  Consents may be revoked at any time prior to the Consent Achievement Date (as defined below), but not thereafter. Any Holder of Notes or Bonds who has delivered (and not revoked) a Consent pursuant to the Consent Solicitation prior to the date of this Second Amended and Restated Consent Solicitation Statement will be deemed to have consented to the Amendments (as defined below) as described in this Second Amended and Restated Consent Solicitation Statement unless such Holder revokes its Consent prior to the Consent Achievement Date.

This Second Amended and Restated Consent Solicitation Statement amends and restates the Amended and Restated Consent Solicitation Statement dated October 30, 2006 of Reliant Energy, Inc. (the “Company”).

•                  The Company hereby solicits (the “Consent Solicitation”) consents (“Consents”) from the holders of:

•                  its outstanding 9.25% Senior Secured Notes due 2010 (the “2010 Notes”);

•                  its outstanding 9.50% Senior Secured Notes due 2013 (the “2013 Notes”);

•                  its outstanding 6.75% Senior Secured Notes due 2014 (the “2014 Notes” and, together with the 2010 Notes and the 2013 Notes, the “Notes”); and

•                  Pennsylvania Economic Development Financing Authority’s outstanding Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project) Series 2001A (the “2001A Bonds”), Series 2002A (the “2002A Bonds”), Series 2002B (the “2002B Bonds”), Series 2003A (the “2003A Bonds”), and Series 2004A (the “2004A Bonds” and, together with the 2001A Bonds, 2002A Bonds, 2002B Bonds and 2003A Bonds, the “Bonds”)

with respect to proposed amendments (the “Amendments”) to the Indentures (as defined below) relating to the Notes and the Guarantee Agreements (as defined below) relating to the Bonds.

•                  The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to implement the Retail Credit Structure (as defined herein). The Retail Credit

Structure is intended to substantially eliminate collateral posting and reduce liquidity requirements associated with procuring supply for the Company’s retail energy business and includes (1) the Credit Sleeve (as defined herein) pursuant to which the Sleeve Provider (as defined herein) agrees to provide guarantees on behalf of the Company’s retail energy business and post collateral to counterparties in supply transactions related to the retail energy business, and (2) the Retail Working Capital Facility (as defined herein) to finance the working capital needs of the retail energy business, each of which will be secured on a first lien basis by the assets of the retail energy business.  The proposed Amendments would:

•                  amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the retail energy business to secure the retail energy business’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the retail business’s supply or sales or any activities related to the retail business’s supply or sales and (2) any retail energy business working capital credit facility, such as the Retail Working Capital Facility;

•                  amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements (1) to permit indebtedness, subject to certain limits, under any retail energy business working capital credit facility, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for the Company’s credit facilities, (2) to reduce the total amount of that permitted debt basket and (3) to limit the total amount of indebtedness of the retail energy business;

•                  amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions contained in the Credit Sleeve and the Retail Working Capital Facility on the ability of the retail energy business to upstream money to the Company;

•                  require the Company to cause the retail energy business to make distributions to the Company under certain circumstances;

•                  require the Company to make a redemption offer to the holders of the Notes and the Bonds of their ratable share of the net cash proceeds from the sale (1) of the equity of the holding company for the retail business or of all or substantially all of the assets of the Company’s retail energy business or (2) of all or substantially all of the Company’s assets (other than the Retail Group (as defined herein)), including equity interests, without any right to reinvest such net cash proceeds or exclude such net cash proceeds from the asset sale offer requirements;

•                  provide the holders of the Notes and the Bonds with certain rights to consent to the release of security interests in the equity of a newly formed holding company for the retail energy business or all or substantially all of the Company’s assets (other than the Retail Group), including equity interests;

•                  add a covenant to the Guarantee Agreements whereby the Company and the subsidiary guarantors under the Guarantee Agreements agree that, notwithstanding the terms of the Bonds, (1) the Company and the subsidiary guarantors will cause the Bonds not to be redeemed before June 1, 2011 and (2) upon any optional redemption of the Bonds during the period beginning June 1, 2011 and ending May 31, 2014, the Company and the subsidiary guarantors will cause an additional amount to be paid to the holders of the Bonds such that the aggregate amount received by holders of the Bonds upon redemption is equal to the following amounts expressed as a percentage of principal amount: 103% for any redemptions from June 1, 2011 through May 31, 2012, 102% for any redemptions from June 1, 2012 through May 31, 2013, and 101% for any redemptions from June 1, 2013 through May 31, 2014;

•                  make a technical amendment to the covenant in the Guarantee Agreements that requires the filing of a mortgage on the Plant (as defined in the Guarantee Agreements) to secure only the Bonds in certain circumstances; and

•                  make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In connection with the implementation of the Retail Credit Structure, the Company’s lenders under its bank credit facilities will release the Company’s retail subsidiaries’ guarantees of its obligations under its bank credit facilities and the liens on the assets of the retail business and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and wholesale businesses securing those obligations.  As a result, under the terms of the Indentures and the Guarantee Agreements, the retail subsidiaries’ guarantees of the Company’s obligations under the Notes and the Guarantee Agreements will also be released, and the liens on the assets of the retail energy business and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and wholesale businesses will also no longer secure such obligations.  However, the Company’s equity interests in a newly formed holding company for the retail energy business and beneficial interests in two newly formed trusts that will hold the trademarks and computer software and hardware and an outsourcing agreement will be pledged on a first lien basis to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the Collateral Trust Agreement dated as of July 1, 2003.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the Indentures relating to the 2010 Notes and the 2013 Notes to the definition of this term in the Indenture relating to the 2014 Notes and in the Guarantee Agreements.

•                  The Consent Solicitation is being made to all persons in whose name a Note or Bond is registered on July 25, 2006 (the “Record Date”) and their duly designated proxies.  As of the Record Date, all of the Notes and all of the Bonds were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants”).  DTC Participants as of the Record Date (“Holders”) must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes or Bonds of each series (the “Requisite Consent”) to approve the Amendments with respect to the Indenture or Guarantee Agreement applicable to such series of Notes or Bonds.  A beneficial owner of an interest in Notes or Bonds (“Beneficial Owner”) held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Notes or Bonds.  Any Holder who has delivered (and not revoked) a Consent pursuant to the Consent Solicitation prior to the date of this Second Amended and Restated Consent Solicitation Statement will be deemed to have consented to the Amendments as described in this Second Amended and Restated Consent Solicitation Statement unless such Holder revokes its Consent prior to the Consent Achievement Date.

•                  The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent (as defined below) applicable to a series of Notes, cause to be paid, to each Holder of Notes of such series who has delivered (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date, a cash payment (the “Consent Fee”) of $2.50 for each $1,000 in principal amount of Notes in respect of which such Consent has been delivered.  No Consent Fee is payable to any Holders of the Bonds.  No accrued interest will be paid on the Consent Fee.

•                  The Consent Solicitation expires at 5:00 p.m., New York City time, on the Expiration Date, which will be Tuesday, November 14, 2006, unless terminated or extended by the Company.

•                  This Consent Solicitation is made upon the terms and subject to the conditions set forth in this Second Amended and Restated Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying Consent Letter (the “Consent Letter” and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered herewith, the “Solicitation Documents”).

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Guarantors (as defined below). The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

This Consent Solicitation Statement and the Consent Letter contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation.

SUMMARY

The following summary is provided solely for the convenience of the Holders of the Notes and the Bonds.  This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained elsewhere in this Consent Solicitation Statement and the Consent Letter and any amendments or supplements hereto or thereto.  Holders of the Notes and the Bonds are urged to read this Consent Solicitation Statement in its entirety.  Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

The Consent Solicitation

The Company	Reliant Energy, Inc.

Record Date	July 25, 2006.

The Notes

The Notes comprise three separate series of the Company’s Senior Secured Notes:

•      9.25% Senior Secured Notes due July 15, 2010 (CUSIP No. 75952BAF2)

•      9.50% Senior Secured Notes due July 15, 2013 (CUSIP No. 75952BAJ4)

•      6.75% Senior Secured Notes due December 15, 2014 (CUSIP No. 75952BAM7)

The 2010 Notes are governed by an Indenture dated as of July 1, 2003 (the “2010 Indenture”) among the Company, the subsidiary guarantors thereunder (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Notes Trustee”). The 2013 Notes are governed by an Indenture dated as of July 1, 2003 (the “2013 Indenture”) among the Company, the Guarantors and the Notes Trustee. The 2014 Notes are governed by a Senior Indenture dated as of December 22, 2004 between the Company and the Notes Trustee, as supplemented by the First Supplemental Indenture thereto dated December 22, 2004 among the Company, the Guarantors and the Notes Trustee (as so supplemented, the “2014 Indenture” and, together with the 2010 Indenture and the 2013 Indenture, the “Indentures”).

The Bonds

The Bonds comprise five separate series of Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project):

•      Series 2001A (CUSIP No. 708686BJ8)

•      Series 2002A (CUSIP No. 708686BM1)

•      Series 2002B (CUSIP No. 708686BN9)

•      Series 2003A (CUSIP No. 708686BK5)

•      Series 2004A (CUSIP No. 708686BL3)

Each series of Bonds is supported by a separate Guarantee Agreement dated as of December 22, 2004 (each, a “Guarantee Agreement”) among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Bond Trustee”).

The Consent Solicitation

The Company is soliciting Consents to the Amendments to each of the Indentures and the Guarantee Agreements.

The Consent Solicitation is being made independently with respect to each series of Notes and Bonds, and the consummation of the Consent Solicitation and effectiveness of the Amendments with respect to each series of Notes and Bonds is not conditioned upon the consummation of the Consent Solicitation or effectiveness of the Amendments with respect to any other series of Notes or Bonds.

Consent Fee	For each $1,000 in principal amount of Notes, a cash payment equal to $2.50. No Consent Fee is payable to Holders of the Bonds. No accrued interest will be paid on the Consent Fee.

Consent Achievement Date

With respect to each series of Notes and each series of Bonds, the time and date on which the Company publicly announces that the Requisite Consent for such series has been achieved (the “Consent Achievement Date”).

Expiration Date

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Tuesday, November 14, 2006 unless terminated or extended by the Company in its sole discretion.

The Company expressly reserves the right for any reason (1) to abandon, terminate or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice thereof to the Information Agent (as defined below), and (2) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consent has been received by such date.

The Company may abandon, terminate, amend or extend the Consent Solicitation with respect to any one or more series of Notes or Bonds without so abandoning, terminating, amending or extending the Consent Solicitation with respect to any other series of Notes or Bonds.

Eligibility to Receive Consent Fee

Holders of Notes of any series whose properly executed Consents are received (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be eligible to receive the Consent Fee promptly after the Expiration Date, provided that all Conditions to the Consent described herein applicable to such series of Notes shall have been satisfied or waived.  Any subsequent transferees of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be eligible to receive the Consent Fee even if the Amendments become effective with respect to the Notes held thereby and, as a result, becomes binding thereon. No Consent Fee shall be payable to any Holder of any Bond.

Requisite Consent

Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes of each series and all outstanding Bonds of each series to approve the Amendments with respect to such series of Notes or Bonds.  For purposes of the foregoing calculation, any Notes or Bonds held by the Company or any of its affiliates will not be counted as being outstanding.

As of the Record Date and the date of this Consent Solicitation Statement, none of the Notes or the Bonds was held by the Company or any of its affiliates, and the aggregate principal amounts outstanding of each series of Notes and each series of Bonds were as follows:

Aggregate Principal
Series of Notes or Bonds	Amount Outstanding
2010 Notes	$550,000,000
2013 Notes	$550,000,000
2014 Notes	$750,000,000
2001A Bonds	$150,000,000
2002A Bonds	$75,000,000
2002B Bonds	$75,000,000
2003A Bonds	$100,000,000
2004A Bonds	$100,000,000

Any Holder who has delivered (and not revoked) a Consent pursuant to the Consent Solicitation prior to the date of this Second Amended and Restated Consent Solicitation Statement will be deemed to have consented to the Amendments as described in this Second Amended and Restated Consent Solicitation Statement unless such Holder revokes its Consent prior to the Consent Achievement Date.

Consequences to Non-Consenting Holders

If the Requisite Consent is obtained with respect to any series of Notes, and the Consent Fee is paid with respect to Notes of such series, non-consenting Holders of such series will be bound by the Amendments but will not receive the Consent Fee.  If the Requisite Consent is obtained with respect to any series of Bonds, and the Conditions to the Consent applicable to such series are satisfied or waived, non-consenting Holders of such series will be bound by the Amendments.

Procedure for Delivery of Consents

Consents must be delivered to the Tabulation Agent prior to 5:00 p.m., New York City time, on the Expiration Date. DTC has granted an omnibus proxy authorizing the DTC Participants as of the Record Date to deliver a Consent. Only registered owners of Notes or Bonds as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Amendments and receive the Consent Fee. Therefore, a Beneficial Owner of an interest in Notes or Bonds held in the account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC Participant to cause a Consent to be given timely in respect of such Notes or Bonds. See “The Consent Solicitation – Consent

Procedures.”

Revocation of Consents

Revocation of Consents may be made at any time prior to the Consent Achievement Date, but only by a Holder (or a duly designated proxy). Each Holder, by delivering its Consent, will agree in the Consent Letter not to revoke its Consent after that time, even if the Consent Solicitation is extended beyond that time. See “The Consent Solicitation – Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Information Agent; Tabulation Agent; Paying Agent	Global Bondholder Services Corporation is serving as Information Agent, Tabulation Agent and Paying Agent in connection with the Consent Solicitation.

Certain United States Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of the Consent Solicitation to beneficial owners of Notes or Bonds, see “Certain United States Federal Income Tax Considerations.”

Further Information

Questions may be directed to the Solicitation Agent, and additional copies of this Consent Solicitation Statement and the Consent Letter may be obtained by contacting the Information Agent or the Solicitation Agent, at their respective telephone numbers and addresses set forth on the back cover of this Consent Solicitation Statement.

The Amendments

The Amendments

The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to implement the Retail Credit Structure. The Retail Credit Structure is intended to substantially eliminate collateral posting and reduce liquidity requirements associated with procuring supply for the Company’s retail energy business and includes (1) the Credit Sleeve pursuant to which the Sleeve Provider agrees to provide guarantees on behalf of the Company’s retail energy business and post collateral to counterparties in supply transactions related to the retail energy business, and (2) the Retail Working Capital Facility to finance the working capital needs of retail energy business, each of which will be secured on a first lien basis by the assets of the retail energy business.  The proposed Amendments would:

•      amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the retail energy business to secure the retail energy business’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the retail business’s supply or sales or any activities related to the retail business’s supply or sales and (2) any retail energy business working capital credit facility, such as the Retail Working Capital Facility;

•      amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements (1) to

permit indebtedness, subject to certain limits, under any retail energy business working capital credit facility, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for the Company’s credit facilities, (2) to reduce the total amount of that permitted debt basket and (3) to limit the total amount of indebtedness of the retail energy business;

•      amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions contained in the Credit Sleeve and the Retail Working Capital Facility on the ability of the retail energy business to upstream money to the Company;

•      require the Company to cause the retail energy business to make distributions to the Company under certain circumstances;

•      require the Company to make a redemption offer to the holders of the Notes and the Bonds of their ratable share of the net cash proceeds from the sale (1) of the equity of the holding company for the retail business or of all or substantially all of the assets of the Company’s retail energy business or (2) of all or substantially all of the Company’s assets (other than the Retail Group (as defined herein)), including equity interests, without any right to reinvest such net cash proceeds or exclude such net cash proceeds from the asset sale offer requirements;

•      provide the holders of the Notes and the Bonds with certain rights to consent to the release of security interests in the equity of a newly formed holding company for the retail energy business or all or substantially all of the Company’s assets (other than the Retail Group), including equity interests;

•      add a covenant to the Guarantee Agreements whereby the Company and the subsidiary guarantors under the Guarantee Agreements agree that, notwithstanding the terms of the Bonds, (1) the Company and the subsidiary guarantors will cause the Bonds not to be redeemed before June 1, 2011 and (2) upon any optional redemption of the Bonds during the period beginning June 1, 2011 and ending May 31, 2014, the Company and the subsidiary guarantors will cause an additional amount to be paid to the holders of the Bonds such that the aggregate amount received by holders of the Bonds upon redemption is equal to the following amounts expressed as a percentage of principal amount: 103% for any redemptions from June 1, 2011 through May 31, 2012, 102% for any redemptions from June 1, 2012 through May 31, 2013, and 101% for any redemptions from June 1, 2013 through May 31, 2014;

•      make a technical amendment to the covenant in the Guarantee Agreements that requires the filing of a mortgage on the Plant (as defined in the Guarantee

Agreements) to secure only the Bonds in certain circumstances; and

•      make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In connection with the implementation of the Retail Credit Structure, the Company’s lenders under its bank credit facilities will release the Company’s retail subsidiaries’ guarantees of its obligations under its bank credit facilities and the liens on the assets of the retail business and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and wholesale businesses securing those obligations.  As a result, under the terms of the Indentures and the Guarantee Agreements, the retail subsidiaries’ guarantees of the Company’s obligations under the Notes and the Guarantee Agreements will also be released, and the liens on the assets of the retail energy business and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and whole sale businesses will also no longer secure such obligations.  However, the Company’s equity interests in a newly formed holding company for the retail energy business and beneficial interests in two newly formed trusts that will hold the trademarks and computer software and hardware and an outsourcing agreement will be pledged on a first lien basis to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the Collateral Trust Agreement dated as of July 1, 2003.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and in the Guarantee Agreements.  This amendment would eliminate the income test under Rule 1-02 of Regulation S-X from the determination of whether a subsidiary is a Significant Subsidiary.  The Company believes that the revised definition will provide a more accurate measure of the significance of the Company’s subsidiaries, as the income test under Rule 1-02 of Regulation S-X can produce inappropriate determinations of significance where the parent company’s income (as calculated for purposes of Rule 1-02) is low.  The term “Significant Subsidiary” is used in various places in the Indentures and the Guarantee Agreements, including in certain events of default.

See “The Company; The Retail Credit Structure” and “The Amendments.”

Effectiveness

The Amendments will be effected by execution of a supplemental indenture to each Indenture (each, a “Supplemental Indenture”) among the Company, the Guarantors and the Notes Trustee and by the execution of a supplemental guarantee agreement to each Guarantee Agreement (each, a “Supplemental Guarantee Agreement”) among the Company, the Guarantors and the Bond Trustee.

THE COMPANY; THE RETAIL CREDIT STRUCTURE

The Company

The Company provides electricity and energy services to retail and wholesale customers in the United States.  The Company’s principal offices are located at 1000 Main Street, Houston, Texas 77002, and the Company’s telephone number is (713) 497-3000.

The Retail Credit Structure

Overview of the Structure

On September 24, 2006, Reliant Energy Power Supply, LLC, a wholly-owned subsidiary of the Company (“REPS”), signed a Credit Sleeve and Reimbursement Agreement (the “Credit Sleeve”) with Merrill Lynch Commodities, Inc., as sleeve provider (“Sleeve Provider”), and Merrill Lynch & Co., Inc., as guarantee provider (collectively, “Merrill Lynch”), and a Working Capital Facility Agreement (the “Retail Working Capital Facility”) with Merrill Lynch Capital Corporation as lender.  The obligations of the parties are contingent upon certain closing conditions, including the approval of the Amendments by the holders of the Notes and the Bonds.  The retail credit structure under the Credit Sleeve Agreement and Retail Working Capital Facility (the “Retail Credit Structure”) is designed to substantially eliminate collateral postings and reduce liquidity requirements associated with the Company’s retail energy business.

In connection with the Retail Credit Structure, the Company will contribute Reliant Energy Retail Holdings, LLC and its subsidiaries, through which the Company’s Texas retail energy business currently is conducted, to RERH Holdings, LLC (“RERH Holdings”), a newly formed limited liability company that will serve as a holding company for the retail energy business (collectively, the “Retail Group”), and also will contribute certain other assets necessary for the operation of the retail energy business to the Retail Group.  The Company will also contribute certain trademarks and computer software and hardware and an outsourcing agreement used in both the Company’s retail and wholesale businesses to trusts whose beneficial interests the Company and the Retail Group will share.  The trusts will license the trademarks to the Company and the Retail Group for use in their respective businesses and will provide to the Company and the Retail Group computing services.

Credit Sleeve

Under the Credit Sleeve, Merrill Lynch will provide on behalf of the Retail Group guarantees and the posting of collateral to counterparties of the Retail Group in existing and future physical supply transactions.  Merrill Lynch will also become a counterparty to REPS and the exchanges for existing and future financially settled supply contracts.  REPS will not be required to post collateral for these transactions.  The transfer of the existing financially settled supply contracts to Merrill Lynch will result in REPS recording an unrealized loss on energy derivatives of approximately $20 million as of September 24, 2006.  REPS will pay to Merrill Lynch a structuring fee of $12.75 million and a fee of $0.40 for each MWh of power that the Retail Group delivers to its customers, and REPS will be obligated to reimburse Merrill Lynch to the extent that any guarantees are called upon or any collateral posted is foreclosed upon.

The initial term of the Credit Sleeve is five years.  The Retail Group will be permitted to terminate the Credit Sleeve at any time, subject to a make-whole payment during the first two years of the term.  Merrill Lynch does not have an early termination option.  The Credit Sleeve provides that an event of default will be triggered, subject to an opportunity to cure, if the Retail Group fails to manage their risk to changes in commodity prices.

Although the Retail Group will pledge all of its assets to secure its obligations under the Retail Credit Structure (See “—Security Interests in Assets of Retail Group” below), neither the Company nor the Retail Group is anticipated to have any obligation to post cash collateral or letters of credit to counterparties of the Retail Group or to the Sleeve Provider in connection the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period.  As a result, the Company expects that it will be able to reduce its borrowings significantly, enabling the reduction in the Company’s borrowing capacity under its bank credit facilities discussed below under “—Changes to the Company’s Debt Structure and Security for the Notes and the Bonds.”  The obligations of the Retail Group under the Credit Sleeve will be non-recourse to the Company and its other subsidiaries.

The following diagram shows the structure of the Credit Sleeve:

(1)                                  The equity interests in RERH Holdings will be pledged to secure, equally and ratably, the obligations of the Company under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003.

(2)                                  The equity interests in Reliant Energy Retail Holdings, LLC will be pledged to secure the Retail Group’s obligations under the Retail Credit Structure.

(3)                                  RERH’s beneficial interests in the Trademark Trust (as defined herein) and the IT Trust (as defined herein) will be pledged to secure the Retail Group’s obligations under the Retail Credit Structure and the Company’s beneficial interests in such trusts will be pledged to secure, equally and ratably, the obligations of the Company under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003.

Retail Working Capital Facility

Borrowings under the Retail Working Capital Facility will be limited to a maximum of $300 million and will bear interest at LIBOR plus 0.45%.  Loans under the Retail Working Capital Facility will mature on the 90th day after the termination date of the Credit Sleeve.  The Retail Working Capital Facility includes a $150 million minimum EBITDA requirement for the Retail Group for each trailing four-quarter period.  Borrowings under the facility will be available only to fund certain working capital needs of the Retail Group and will not be available for other purposes, including acquisitions.

As described below, the Retail Working Capital Facility will be secured by the assets of the Retail Group but will be non-recourse to the Company and its other subsidiaries.

The Retail Working Capital Facility and the Credit Sleeve will permit the Retail Group to upstream money to the Company after the Retail Group has retained sufficient liquidity to cover its estimated obligations due within the next monthly payment cycle, including the reimbursement and other obligations of the Retail Group under the Credit Sleeve, and has repaid all amounts outstanding under the Retail Working Capital Facility.

Merrill Lynch has provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company.  Merrill Lynch has received, and may in the future receive, customary compensation from the Company for such services.

Security Interests in Assets of Retail Group

The obligations of the Retail Group under the Retail Working Capital Facility and the reimbursement and other obligations of the Retail Group under the Credit Sleeve will be secured by a first lien on all of the assets of the Retail Group and the equity interests of the Company’s subsidiaries comprising the Retail Group, other than RERH Holdings and the Retail Group’s beneficial interests in a trust holding trademarks used in both the Company’s wholesale and retail energy businesses (the “Trademark Trust”) and a trust holding computer software and hardware and an outsourcing agreement used in both the Company’s wholesale and retail energy businesses (the “IT Trust”).

Because the guarantees by Reliant Energy Retail Holdings, LLC and it subsidiaries of the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements and the security interests in the assets of the retail business and in the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries securing Company’s bank credit facilities, the Notes and the Guarantee Agreements will be released, claims of the Sleeve Provider will effectively rank senior to claims of the lenders under the Company’s bank credit facilities and holders of the Notes and the Bonds with respect to the assets of the Retail Group and the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries.  However, the equity interests in RERH Holdings will be pledged to secure, equally and ratably, the Company’s obligations under the bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003.

Because the security interests in the trademarks and computer software and hardware and an outsourcing agreement transferred to the Trademark Trust and the IT Trust securing Company’s bank credit facilities, the Notes and the Guarantee Agreements will be released, claims of any creditors of the Trademark Trust and the IT Trust will effectively rank senior to claims of the lenders under the Company’s bank credit facilities and holders of the Notes and the Bonds and the Sleeve Provider with respect to the assets of the Trademark Trust and the IT Trust.    However, the Trademark Trust and the IT Trust will not be permitted to have any indebtedness for borrowed money and the Company’s beneficial interests in the Trademark Trust and the IT Trust will be pledged to secure, equally and ratably, the Company’s obligations under the bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003, and the Retail Group’s beneficial interests in the Trademark Trust and the IT Trust will be pledged to secure their obligations under the Retail Working Capital Facility and the Credit Sleeve.

The amount of the Retail Group’s potential reimbursement obligations under the Credit Sleeve will depend upon the amounts of the guarantees and collateral postings made on the Retail Group’s behalf by the Sleeve Provider, which generally will depend on the mark-to-market value of the Retail Group’s supply positions.  As a result, the amount of the Retail Group’s potential obligations under the Credit Sleeve could increase or decrease significantly as a result of changes in commodity prices.  The impact of commodity prices on the value of supply contracts generally corresponds with an offsetting impact on the value of corresponding retail sales contracts, although the retail sales contracts do not require collateral posting.  Currently, the mark-to market value of the supply positions related to the retail energy business drives the Company’s collateral posting and letter of credit obligations.

Changes to the Company’s Debt Structure and the Security for the Notes and the Bonds

In connection with the implementation of the Retail Credit Structure, the guarantees by Reliant Energy Retail Holdings, LLC and its subsidiaries of the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements and the security interests in the assets of the retail business and in the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and wholesale businesses securing Company’s bank credit facilities, the Notes and the Guarantee Agreements will be released.  Under the terms of the Indentures and the Guarantee Agreements, these releases will become effective when the requisite consents are received from the lenders under the Company’s bank credit facilities.  However, the equity interests in RERH Holdings and the Company’s beneficial interests in the Trademark Trust and the IT Trust will be pledged to secure, equally and ratably, the Company’s obligations under the bank credit facilities, the Notes and the Guarantee Agreements.

Concurrent with the implementation of the Retail Credit Structure, the Company will amend its bank credit facilities to reduce the maximum amount of aggregate borrowings under its revolving and term loan bank credit facilities from approximately $2.2 billion to $1.85 billion, including a reduction of the Company’s revolving credit facility.  These reductions are made possible by the elimination of the Company’s obligations to post cash collateral and letters of credit related to the supply transactions of the retail business as a result of the Credit Sleeve.

Further, in connection with the implementation of the Retail Credit Structure, the existing $450 million receivables facility secured by a first lien on the receivables of the retail business will be terminated and repaid in full and an existing $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business also will terminate.  In addition, upon implementation of the Retail Credit Structure, the Company will receive a return of cash collateral postings relating to the retail business, which totaled approximately $1.0 billion as of June 30, 2006.

CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents, net margin deposits and capitalization as of June 30, 2006 (1) on an actual basis and (2) as adjusted to reflect the implementation of the Retail Credit Structure and related changes in the Company’s debt structure described above, assuming the return of an estimated $834 million of cash collateral and $155 million of letters of credit posted as of June 30, 2006.

	At June 30, 2006
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$70	$449
Net margin deposits	$1,389	$555
Debt, including current portion (a):
Bank credit facilities (b)(c)	$855	$850
Senior secured notes due 2010 to 2014 (d)	1,850	1,850
Convertible senior subordinated notes due 2010 (unsecured)	275	275
Orion Power Holdings, Inc. senior notes due 2010 (unsecured)	400	400
PEDFA exempt facilities revenue bonds due 2036 (e)	500	500
Reliant Energy Channelview LP term loans and revolving working capital facility due 2006 to 2024	346	346
RE Retail Receivables, LLC facility due 2006	450	—
Retail Working Capital Facility	—	—
Other debt	44	44
Total debt	4,720	4,265
Total stockholders’ equity (f)	3,748	3,748
Total capitalization	$8,468	$8,013

(a)                         Does not include the $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business, which will terminate upon closing of the Retail Credit Structure.  As of June 30, 2006, the amount outstanding under this arrangement was approximately $146 million.

(b)                        At June 30, 2006, on an actual basis, the Company’s bank credit facilities consisted of (1) a $1,700 million revolving credit facility with $323 million of revolver loans outstanding and (2) outstanding term loans of $532 million.  As adjusted, the Company expects to have bank credit facilities in an aggregate amount of $1,850 million, which may include one or more revolving credit facilities, letter of credit facilities and term loans.

(c)                         Does not include outstanding letters of credit in the amounts of $592 million (Actual) and $437 million (As Adjusted).

(d)                        Represents the Notes.

(e)                         Represents the Bonds.

(f)                          Does not include the write-off of certain existing deferred financing costs or other fees that will be expensed.

CERTAIN CONSIDERATIONS FOR NOTEHOLDERS AND BONDHOLDERS

The Company believes that the Retail Credit Structure provides a number of significant benefits to the Company and Holders and Beneficial Owners of the Notes and the Bonds and that the failure of Holders of Notes or Bonds to approve the Amendments would pose significant risks to Holders and Beneficial Owners of Notes and Bonds.  There are also certain risks to Holders and Beneficial Owners associated with approving the Amendments.  These benefits and risks are discussed below and should be considered carefully in deciding whether to deliver Consents.

Reduction of Collateral Postings and Parity Secured Indebtedness

The Company’s retail business is a profitable, cash flow positive business. As the Company enters into transactions to sell power, it enters into corresponding transactions to procure supply in order to secure a profit margin.  These supply transactions create collateral posting obligations that require the Company to post cash or letters of credit in certain circumstances.  The amount of collateral postings for the retail business has covered a wide range in recent years and was approximately $1.0 billion as of June 30, 2006.  Under the Credit Sleeve, the Sleeve Provider will assume responsibility for meeting the Company’s collateral posting requirements, and, although the assets of the Retail Group will be pledged to secure its obligations under the Retail Credit Structure, neither the Company nor the Retail Group is anticipated to have any cash collateral or letter of credit posting obligations to counterparties of the Retail Group or to the Sleeve Provider in connection with the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period. As a result, the collateral postings associated with the Company’s retail business will be substantially eliminated, and the Retail Credit Structure will enable the Company to reduce the maximum amount of borrowings under its bank credit facilities from approximately $2.2 billion to $1.85 billion, which may include one or more revolving credit facilities, letter of credit facilities and term loans, and terminate its $450 million receivables facility secured by a first lien on the receivables of the retail business.  The bank credit facilities are secured in parity with the Notes and the Company’s obligations under the Guarantee Agreements, subject to the terms of the Collateral Trust Agreement dated July 1, 2003.

Termination of Certain Effectively Senior Indebtedness and Liens

Currently, the Notes and the Company’s obligations under the Guarantee Agreements, as well as the Company’s obligations under its bank credit facilities, are secured by liens on the assets of the Company’s retail business and on the equity interests in the Company’s subsidiaries that conduct the retail business and are guaranteed by the Company’s subsidiaries that conduct the retail business.  Under the Retail Credit Structure, the liens on the assets of the retail business and on certain trademarks and computer software and hardware and an outsourcing agreement used in both the retail and wholesale businesses securing the Notes and the Company’s obligations under the Guarantee Agreements and the guarantees of the subsidiaries conducting the retail business will be released, and the assets of the Retail Group will be pledged to secure the Retail Group’s obligations under the Retail Credit Structure, including its obligations under the Retail Working Capital Facility and its reimbursement and other obligations under the Credit Sleeve.  However, the Company’s equity interests in RERH Holdings and beneficial interests in the Trademark Trust and the IT Trust will be pledged to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003, and the Retail Group’s beneficial interests in the Trademark Trust and the IT Trust will be pledged to secure their obligations under the Retail Working Capital Facility and the Credit Sleeve.

The Company does not anticipate that the Retail Group would be required to make significant borrowings under the Retail Working Capital Facility other than on a temporary basis.  However, there can be no assurance that the Company’s projections will be accurate in these respects.  See “Special Note Regarding Forward-Looking Statements.”  The amount of Retail Group’s reimbursement obligations under the Credit Sleeve will depend on the amounts of the guarantees and collateral postings made on the Retail Group’s behalf by the Sleeve Provider, which generally will depend on the mark-to-market value of the Retail Group’s forward supply positions.

The fact that the Notes and the Bonds will effectively rank junior to the claims of the Sleeve Provider with respect to the assets of the Retail Group and the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries is partially offset by the termination of certain indebtedness and liens that currently effectively rank senior to the Notes and Bonds.  The existing $450 million receivables facility secured by a first lien on the receivables of the retail business and an existing $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business will terminate in connection with the implementation of the Retail Credit Structure.  In addition, the Notes and the Bonds currently rank effectively junior to the claims of counterparties in the supply transactions of the Company’s retail energy business to the extent of cash collateral and letters of credit posted by the Company in connection with these transactions.  As discussed above, although the assets of the Retail Group will be pledged to the Sleeve Provider to the secure the Retail Group’s obligations under the Retail Credit Structure, neither the Company nor the Retail Group is anticipated to have any cash collateral or letter of credit posting obligations to counterparties of the Retail Group or to the Sleeve Provider in connection the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period, and existing cash collateral postings will be returned to the Company.

Expected Favorable Ratings Agency Reaction

The Company believes that the liquidity requirements relating to the retail business historically have been a source of concern for the ratings agencies.  In addition, the ratings agencies have included debt incurred to fund the Company’s collateral postings in calculating the Company’s gross debt.  As discussed above, the Retail Credit Structure will substantially eliminate the retail business’s collateral posting requirements, and this elimination of the collateral posting requirements will reduce the Company’s gross debt for borrowed money.  As a result, the Company believes that the ratings agencies will view the Retail Credit Structure favorably.  The Company believes that the expectation that the Company would enter into a structure such as the Retail Credit Structure was a significant factor in the recent decision by Moody’s Investors Service to confirm its ratings with respect to the Company and remove the Company from review for possible downgrade.  If the Company were unable to consummate the Retail Credit Structure, its ratings could be adversely affected.

Mitigation of Liquidity Risk

The amount of cash collateral and letters of credit required to be posted in connection with supply transactions for the Company’s retail energy business is driven primarily by commodity prices, and severe commodity price movements potentially could drive the collateral posting requirements beyond the Company’s available liquidity, in which case the Company’s ability to engage in its retail and wholesale businesses would be materially adversely affected and the Company’s ability to satisfy its current obligations could be impaired.  Under the Credit Sleeve, the Sleeve Provider assumes responsibility for meeting the Company’s collateral posting requirements, and, as a result, the risk of liquidity requirements associated with the Company’s retail business exceeding the Company’s available liquidity will be substantially eliminated.

Facilitation of Distribution of Cash from the Retail Group to the Company

The Retail Working Capital Facility and the Credit Sleeve will allow the Retail Group to distribute all of its remaining cash to the Company once the Retail Group has retained sufficient cash to cover its estimated obligations due within the next monthly payment cycle, including the reimbursement and other obligations of the Retail Group under the Credit Sleeve, and has repaid all amounts outstanding under the Retail Working Capital Facility.  Prior to the retention of sufficient liquidity to cover such obligations and the repayment of all such amounts outstanding, the Retail Group will be prohibited from making distributions to the Company.  As discussed above, the Company does not expect significant borrowings under the Retail Working Capital Facility other than on a temporary basis.

Potential for Increased Competitiveness of the Retail Business

The Company believes that the Credit Sleeve may enhance the competitiveness of the Company’s retail business by enabling it to offer a broader array of products and terms to its customers.  For example, the Texas residential market has, in recent months, been migrating to increased use of term products (a trend the Company expects will continue), which increases the supply procurement requirements and therefore creates incremental potential collateral posting exposure.  The Credit Sleeve should allow the Retail Group to offer these and other types of products that require additional supply procurement without any incremental collateral posting exposure.  Additionally, the Company believes that the Retail Credit Structure may allow it to significantly reduce its collateral related costs in certain circumstances, particularly in an environment in which commodity prices are decreasing, because the fees payable to the Sleeve Provider may be less than the costs of the Company’s collateral posting obligations would be in such circumstances in the absence of the Credit Sleeve.  However, in other circumstances, such as a flat or rising commodity price environment, the fees payable to the Sleeve Provider may be greater than the costs the Company would have incurred to satisfy the lower collateral posting requirements that would apply in such circumstances in the absence of the Credit Sleeve.

Risk of Not Receiving Consent Fee

If the Requisite Consent is obtained with respect to any series of Notes, and the Consent Fee is paid with respect to Notes of such series, non-consenting Holders of such series will be bound by the Amendments, but will not receive the Consent Fee.

PURPOSE OF THE CONSENT SOLICITATION

The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to implement the Retail Credit Structure.  In particular, the Consent Solicitation seeks to:

•                  amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the Retail Group to secure the Retail Group’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the Retail Group’s supply or sales or any activities related to the Retail Group’s supply or sales and (2) any Retail Group working capital credit facility, such as the Retail Working Capital Facility;

•                  amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements (1) to permit indebtedness, subject to certain limits, under any working capital credit facility of the Retail Group, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for credit facilities of the Company, (2) to reduce the total amount of that permitted debt basket and (3) to limit the total amount of indebtedness of the Retail Group;

•                  amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions contained in the Credit Sleeve and the Retail Working Capital Facility on the ability of the Retail Group to upstream money to the Company;

•                  require the Company to cause the Retail Group to make distributions to the Company under certain circumstances;

•                  require the Company to make a redemption offer to the holders of the Notes and the Bonds of their ratable share of the net cash proceeds from the sale (1) of the equity of RERH Holdings or of all or substantially all of the assets of the Retail Group or (2) of all or substantially all of the Company’s assets (other than the Retail Group), including equity interests, without any right to reinvest such net cash proceeds or exclude such net cash proceeds from the asset sale offer requirements;

•                  provide the holders of the Notes and the Bonds with certain rights to consent to the release of security interests in the equity of RERH Holdings or all or substantially all of the Company’s assets (other than the Retail Group), including equity interests;

•                  add a covenant to the Guarantee Agreements whereby the Company and the subsidiary guarantors under the Guarantee Agreements agree that, notwithstanding the terms of the Bonds, (1) the Company and the subsidiary guarantors will cause the Bonds not to be redeemed before June 1, 2011 and (2) upon any optional redemption of the Bonds during the period beginning June 1, 2011 and ending May 31, 2014, the Company and the subsidiary guarantors will cause an additional amount to be paid to the holders of the Bonds such that the aggregate amount received by holders of the Bonds upon redemption is equal to the following amounts expressed as a percentage of principal amount: 103% for any redemptions from June 1, 2011 through May 31, 2012, 102% for any redemptions from June 1, 2012 through May 31, 2013, and 101% for any redemptions from June 1, 2013 through May 31, 2014;

•                  make a technical amendment to the covenant in the Guarantee Agreements that requires the filing of a mortgage on the Plant (as defined in the Guarantee Agreements) to secure only the Bonds in certain circumstances; and

•                  make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and in the Guarantee Agreements.  This amendment would eliminate the income test under Rule 1-02 of Regulation S-X from the determination of whether a subsidiary is a Significant Subsidiary.  The

Company believes that the revised definition will provide a more accurate measure of the significance of the Company’s subsidiaries, as the income test under Rule 1-02 of Regulation S-X can produce inappropriate determinations of significance where the parent company’s income (as calculated for purposes of Rule 1-02) is low.  The term “Significant Subsidiary” is used in various places in the Indentures and the Guarantee Agreements, including in certain events of default.

See “The Amendments.”

THE AMENDMENTS

THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF CERTAIN PROVISIONS OF THE INDENTURES, THE GUARANTEE AGREEMENTS AND THE AMENDMENTS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE INDENTURES, THE GUARANTEE AGREEMENTS AND APPENDIX I TO THIS CONSENT SOLICITATION STATEMENT, WHICH ARE INCORPORATED BY REFERENCE HEREIN. COPIES OF THE INDENTURES AND THE GUARANTEE AGREEMENTS ARE AVAILABLE FROM THE NOTES TRUSTEE OR BOND TRUSTEE, AS APPLICABLE, OR THE COMPANY UPON REQUEST. CAPITALIZED TERMS USED IN THIS SECTION BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE INDENTURES AND THE GUARANTEE AGREEMENTS.

General

If the Requisite Consent is obtained with respect to any series of Notes, and the Consent Fee is paid with respect to Notes of such series, non-consenting Holders of such series will be bound by the Amendments, but will not receive the Consent Fee. If the Requisite Consent is obtained with respect to any series of Bonds, and the Conditions to the Consent applicable to such series are satisfied or waived, non-consenting Holders of such series will be bound by the Amendments.  The Amendments will be effected (but will not become operative) by execution of a Supplemental Indenture to each Indenture by the Company, the Guarantors and the Notes Trustee and by the execution of a Supplemental Guarantee Agreement to each Guarantee Agreement by the Company, the Guarantors and the Bond Trustee.  The Amendments will only become operative if the Conditions to the Consent set forth herein are satisfied or waived.  If the Consent Solicitation is terminated with respect to any series of Notes or Bonds, the applicable Supplemental Indenture or Supplemental Guarantee Agreement will not become operative.  The Amendments are being presented to Holders of each series of Notes and Bonds as a single proposal.

Amendment to Definition of Excluded Securities

The definition of “Excluded Securities” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to substitute “RERH Holdings, LLC” for “Reliant Energy Retail Holdings, LLC” and to exclude the beneficial interests in the Trademark Trust and the IT Trust (other than the beneficial interests held by the Retail Group) from “Excluded Securities.”  This amendment will allow the Company’s equity interest in RERH Holdings and beneficial interests in the Trademark Trust and the IT Trust to be Shared Collateral, ratably securing the Notes, the Guarantee Agreements and Credit Agreement Debt of the Company, after Reliant Energy Retail Holdings, LLC is contributed to RERH Holdings and the security interests in the Reliant Energy Retail Holdings, LLC equity are released and after the trademarks and computer software and hardware and an outsourcing agreement used in both the Company’s wholesale and retail businesses are contributed to the Trademark Trust and the IT Trust and the security interests in those trademarks and computer software and hardware and an outsourcing agreement are released.

Amendment to Definition of Excluded Subsidiaries

The definition of “Excluded Subsidiaries” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to delete the reference to “RE Retail Receivables, LLC.”  This amendment will remove the requirement in Section 4.18 of each of the Indentures and the Guarantee Agreements that RE Retail Receivables, LLC guarantee the obligations thereunder after it guarantees the obligations under the Credit Sleeve and the Retail Working Capital Facility.

Amendment to Definition of Permitted Liens and Permitted Prior Liens

The definition of “Permitted Liens” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to permit Liens on assets of RERH Holdings and its Subsidiaries securing the obligations of RERH Holdings or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $300,000,000 plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales of energy or products or services related or incidental to the supply or sales of energy or any activities related to the supply or sales of energy or products or services related or incidental to the supply or sales of energy of RERH Holdings or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings or any of its Subsidiaries.  This amendment will permit the liens in the assets of the Retail Group securing the Retail Credit Structure.  A comparable change will be made to the definition of “Permitted Prior Liens.”

The definition of “Permitted Liens” will also be amended to delete clause (24).  This amendment will remove the permission for liens in certain assets of the Retail Group to secure up to $250,000,000 of retail supply obligations.

Amendment to Covenant Regarding Dividend and Other Payment Restrictions Affecting Subsidiaries

The covenant in Section 4.08 of each of the Indentures and the Guarantee Agreements limiting restrictions on the ability of Restricted Subsidiaries to pay dividends or make other distributions to the Company or its other Restricted Subsidiaries will be amended to permit restrictions on RERH Holdings or any of its Subsidiaries contained in (a) the Retail Working Capital Facility, (b) the Credit Sleeve, and (c) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements referred to in the preceding clauses (a) and (b), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as reasonably determined by the Company.  This amendment will permit the restrictions in the Retail Credit Structure on the ability of RERH Holdings and its Subsidiaries to transfer money to the Company.

The covenant in Section 4.08 of each of the Indentures and the Guarantee Agreements will be further amended to require the Company, promptly following the last day of each month, to cause RERH Holdings to pay cash dividends or distributions to the Company in an amount equal to (a) the amount which is permitted under the terms of the agreements referred to the preceding paragraph minus (b)(i) amounts reasonably estimated by the Company to be due and payable by RERH Holdings and its Subsidiaries on or before the 20th day of the month next occurring plus (ii) the lesser of $100,000,000 and the amount permitted under the Company’s bank credit facility on the date the Credit Sleeve becomes effective.

Amendment to Definition of Permitted Debt

Clause (1) of the definition of “Permitted Debt” in Section 4.09(b) of each of the Indentures and the Guarantee Agreements will be amended to permit Credit Facilities Indebtedness (including guarantees of such Indebtedness) to be incurred by RERH Holdings and its Subsidiaries under such clause (1), subject to the limitations that:

•                  the aggregate principal amount of such Credit Facilities Indebtedness of RERH Holdings and its Subsidiaries at any one time outstanding may not exceed $310,000,000; and

•                  the proceeds of such Credit Facilities Indebtedness may be used only for the repayment of Indebtedness and other Obligations of RERH Holdings and its Subsidiaries or to finance working capital needs of RERH Holdings and its Subsidiaries, including the payment of sales, general and administrative, and operations and maintenance expenses (including capital expenditures) and all other expenses in the ordinary course of business of RERH Holdings and its Subsidiaries.

Currently, such Credit Facilities Indebtedness may only be incurred by the Company and guaranteed by the Restricted Subsidiaries.

Clause (1) of Section 4.09(b) of each of the Indentures and the Guarantee Agreements also will be amended to reduce the amount of Indebtedness permitted for the Company and its Restricted Subsidiaries, including the Retail Group’s Credit Facilities Indebtedness, under such clause from $3.0 billion to $2.5 billion.  This amount represents the net reduction in outstanding Indebtedness or available borrowing capacity of the Company and its Subsidiaries anticipated to result from the implementation of the Retail Credit Structure.

Section 4.09(b) of each of the Indentures and the Guarantee Agreements also will be amended to provide that, notwithstanding anything in such section to the contrary, the aggregate principal amount of Indebtedness of RERH Holdings and its Subsidiaries at any one time outstanding may not exceed $310,000,000, other than Indebtedness incurred pursuant to clause (14) of such section relating to guarantees of and other obligations supporting Parity Secured Debt.

Amendment to Asset Sale Covenant

Section 4.10 of and the definition of “Excluded Proceeds” in each of the Indentures will be amended to require the Company to make a redemption offer to the holders of the Notes of their ratable share of the net cash proceeds from the sale of the equity of RERH Holdings or of all or substantially all of the assets of the Retail Group (the “Retail Assets”) or all or substantially all of the assets of the Company and its Subsidiaries (other than the Retail Group), including equity interests (the “Wholesale Assets”) without any right to reinvest such net cash proceeds or exclude such net cash proceeds from the asset sale offer requirements.

Section 4.10 of each of the Guarantee Agreements will be amended to require the Company to make a redemption offer to the holders of the Bonds of their ratable share of the net cash proceeds from the sale of the equity of RERH Holdings, the Retail Assets, or the Wholesale Assets without any right to reinvest such net cash proceeds or exclude such net cash proceeds from the asset sale offer requirements.

Amendment to Lien Release Provisions

Section 10.06 of the Indentures and the Guarantee Agreements will be amended to require the Company to obtain the prior consent of the holders of at least a majority in aggregate outstanding principal amount of the Notes and a majority of the aggregate outstanding principal amount of each series of the Bonds for the release of the liens in the Company’s equity interests of RERH Holdings (or its successor), the Retail Assets, or the Wholesale Assets, except (a) in the case of an asset sale of the Company’s equity interests of RERH Holdings (or its successor), the Retail Assets, or the Wholesale Assets or (b) upon meeting certain financial ratios for two consecutive fiscal quarters (the “Ratio Test”).  The Company agrees to file a Form 8-K with the Securities and Exchange Commission showing the calculations of the Ratio Test within 60 days (or 90 days if the end of the period is also the end of a fiscal year) (i) after the end of first four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing lien release and (ii) after the end of the second consecutive four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing lien release.  The Company also agrees to promptly notify the Notes Trustee and the Bond Trustee of the filing of the Form 8-K and to deliver to the Notes Trustee and the Bond Trustee the calculations of the Ratio Test certified by the Company’s chief financial officer and that the Company may not implement a lien release without consent on account of the Ratio Test without first complying with this sentence and the immediately preceding sentence.

Redemption Covenant in Guarantee Agreements

A new covenant will be added to the Guarantee Agreements whereby the Company and the subsidiary guarantors under the Guarantee Agreements agree that, notwithstanding the terms of the Bonds, (1) the Company and the subsidiary guarantors will cause the Bonds not to be redeemed before June 1, 2011 and (2) upon any optional redemption of the Bonds during the period beginning June 1, 2011 and ending May 31, 2014, the Company and the subsidiary guarantors will cause an additional amount to be paid to the Holders of the Bonds being redeemed such that the aggregate amount received by such Holders upon redemption is equal to the amounts expressed as a percentage of principal amount set forth below (plus accrued interest, if any, to the redemption date) for a redemption of the Bonds during the periods set forth below:

Optional Redemption Dates	Redemption Prices

June 1, 2011 through May 31, 2012	103%
June 1, 2012 through May 31, 2013	102%
June 1, 2013 through May 31, 2014	101%

Technical Amendment to Seward Facility Lien Covenant in Guarantee Agreements

Section 13.02 of the Guarantee Agreements will be amended to require the mortgage on Reliant Energy Seward’s 520 megawatt waste-coal fired, baseline electric generating plant located in Indiana County, Pennsylvania (“Seward Collateral”) to be filed simultaneously with the release of the lien on the Seward Collateral securing the Bonds, the Notes, and the Company’s other parity secured debt.

Amendment to Definition of Significant Subsidiary in 2010 Indenture and 2013 Indenture

The definition of “Significant Subsidiary” in Section 1.01 in the 2010 Indenture and the 2013 Indenture will be amended to provide that the income test in clause (3) of the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X will be disregarded for purposes of the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture.  This amendment will conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and the Guarantee Agreements.

THE CONSENT SOLICITATION

General

The Company is soliciting Consents from Holders, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Amendments to the Indentures and the Guarantee Agreements. See “The Amendments.”

The Consent Solicitation is being made independently with respect to each series of Notes and Bonds, and the consummation of the Consent Solicitation and effectiveness of the Amendments with respect to each series of

Notes and Bonds is not conditioned upon the consummation of the Consent Solicitation or effectiveness of the Amendments with respect to any other series of Notes or Bonds.

Consents may not be revoked at any time after the applicable Consent Achievement Date, even if the Consent Solicitation is extended beyond that time.  If the Requisite Consent with respect to a series of Notes or Bonds is received (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date, the Amendments will be effected as to such series of Notes or Bonds by execution of a Supplemental Indenture, in the case of a series of Notes, and by the execution of a Supplemental Guarantee Agreement, in the case of a series of Bonds, on or after the Consent Achievement Date.  The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent applicable to a series of Notes, cause the Consent Fee to be paid to each Holder of Notes of such series who has delivered (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date.

The Company will be deemed to have accepted the Consents if, as and when it executes the applicable Supplemental Indenture or Supplemental Guarantee Agreement. Thereafter, all Holders of Notes or Bonds of the applicable series, including non-consenting Holders, and all subsequent Holders of Notes or Bonds of such series will be bound by the Amendments. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated with respect to any series of Notes or Bonds for any reason before the Expiration Date, or the conditions thereto are neither satisfied nor waived, then, as to such series of Notes or Bonds, the Consents will be voided, the Amendments will not become operative and the Consent Fee will not be paid.

The Consents are being solicited by the Company. All costs of the Consent Solicitation will be paid by the Company. In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without any additional remuneration, in person, or by telephone, telegraph, or facsimile transmission. The Company has retained Goldman, Sachs & Co. (the “Solicitation Agent”) and Global Bondholder Services Corporation (the “Information Agent”, the “Tabulation Agent” and the “Paying Agent”) to aid in the solicitation of Consents, including soliciting Consents from brokers, dealers, commercial banks, trust companies and other nominees.

Before, during or after the Consent Solicitation, the Solicitation Agent, the Company and the Guarantors and any of their affiliates may purchase Notes or Bonds in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Under the Indentures and the Guarantee Agreements, any Notes or Bonds held by the Company or any of its affiliates will not be counted as outstanding for the purpose of calculating the Requisite Consent. Therefore, any future purchases may be conditioned on sellers of such Notes or Bonds giving Consents to the Amendments on terms that may be more or less favorable than the terms of the Consent Solicitation. Any future purchases will depend on various factors at that time.

Requisite Consent

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes of each series and all outstanding Bonds of each series to approve the Amendments with respect to such series of Notes or Bonds. As of the Record Date and the date hereof, the aggregate outstanding principal amounts of the Notes and Bonds of each series were as follows:

Aggregate Principal
Series of Notes or Bonds	Amount Outstanding

2010 Notes	$550,000,000
2013 Notes	$550,000,000
2014 Notes	$750,000,000
2001A Bonds	$150,000,000
2002A Bonds	$75,000,000
2002B Bonds	$75,000,000
2003A Bonds	$100,000,000
2004A Bonds	$100,000,000

For purposes of the foregoing, Notes held by the Company or any of its affiliates will not be counted as being outstanding. As of the Record Date and the date of this Consent Solicitation Statement, none of the outstanding Notes or Bonds was held by the Company or any of its affiliates.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Amendments.

Any Holder who has delivered (and not revoked) a Consent pursuant to the Consent Solicitation prior to the date of this Second Amended and Restated Consent Solicitation Statement will be deemed to have consented to the Amendments as described in this Second Amended and Restated Consent Solicitation Statement unless such Holder revokes its Consent prior to the Consent Achievement Date.

Consent Fee

The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent applicable to a series of Notes, cause the Consent Fee to be paid to each Holder of Notes of such series who has delivered to the Tabulation Agent (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date. No Consent Fee is payable to the Holders of the Bonds.  No accrued interest will be paid on the Consent Fee.  Notwithstanding any subsequent transfer of its Notes, any Holder of Notes whose properly executed Consent has been received by the Tabulation Agent (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be eligible to receive the Consent Fee payable in respect of such Notes. Any subsequent transferees of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Fee, even if the Amendments become effective with respect to the Notes held thereby and, as a result, become binding thereon.  A Beneficial Owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause a Consent to be given timely in respect of such Notes prior to the Expiration Date.  See “ – Consent Procedures.”

Expiration Date; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Tuesday, November 14, 2006, unless terminated or extended by the Company in its sole discretion.  The time and date of expiration of the Consent Solicitation is herein referred to as the “Expiration Date.”  Consents may be revoked at any time prior to the Consent Achievement Date, but may not be revoked thereafter.  See “– Revocation of Consents.”

The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Information Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

The Company expressly reserves the right for any reason to (1) abandon, terminate or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice thereof to the Information Agent, and (2) not to extend the Consent Solicitation beyond the last previously announced Expiration Date whether or not the Requisite Consent has been received by such date. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders).

The Company may abandon, terminate, amend or extend the Consent Solicitation with respect to any one or more series of Notes or Bonds without so abandoning, terminating, amending or extending the Consent Solicitation with respect to any other series of Notes or Bonds.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation with respect to any series of Notes or Bonds (including the payment of Consent Fees in respect thereof) is conditioned on (1) there being received by the Tabulation Agent (and not revoked), prior to 5:00 p.m., New York City time, on the Expiration Date, the Requisite Consent applicable to such series of Notes or Bonds, (2) the execution of the applicable Supplemental Indenture by the Company, the Guarantors and the Notes Trustee or the applicable Supplemental Guarantee Agreement by the Company, the Guarantors and the Bond Trustee, and (3) the absence of any existing or proposed law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Amendments, the entering into of any Supplemental Indenture or Supplemental Guarantee Agreement or the payment of any Consent Fee or question the legality or validity of any thereof.  In addition, (1) the consummation of the Consent Solicitation with respect to any series of Bonds is subject to the receipt by the Bond Trustee of an opinion of counsel substantially to the effect that the Amendments will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes (other than as held by a “substantial user” of the Project (as defined in the indentures governing the Bonds) or a “related person” within the meaning of the Internal Revenue Code of 1986, as amended) and (2) the consummation of the Consent Solicitation with respect to any series of Notes or Bonds is subject to the condition that (a) if any series of Notes or Bonds is offered terms in connection with a consent solicitation to implement the Credit Sleeve more favorable than the terms set forth in this Consent Solicitation Statement, all other series of Notes and Bonds shall be offered such more favorable terms or the consent of the series of Notes and Bonds not offered such more favorable terms shall be void and (b) if the Company purchases or redeems all or any portion of any series of bonds in lieu obtaining a consent to implement the Credit Sleeve from such series, then the consent of any series of Bonds or Notes that were not redeemed or purchased in lieu of obtaining a consent to implement the Credit Sleeve shall be void.  The foregoing conditions are defined in the Solicitation Documents as the “Conditions to the Consent.”  Each and all of the foregoing conditions to the Consent Solicitation is and are for the sole benefit of the Company and may be waived by the Company at any time, except that the conditions relating to the receipt of the opinion of counsel, more favorable terms to a series, or the purchase or redemption of a series referred to above in this paragraph may not be waived by the Company.  Any Holder who has delivered (and not revoked) a Consent pursuant to the Consent Solicitation prior to the date of this Second Amended and Restated Consent Solicitation Statement will be deemed to have consented to the Amendments as described in this Second Amended and Restated Consent Solicitation Statement unless such Holder revokes its Consent prior to the Consent Achievement Date notwithstanding the “Conditions to the Consent” set forth in the Amended and Restated Consent Solicitation Statement dated October 30, 2006.

In addition to the foregoing, the Company expressly reserves the right for any reason to abandon, terminate, or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice to the Information Agent, whether or not the Requisite Consent has been received. Any such action will be followed as promptly as practicable by notice thereof by press release or other public announcement. If the Consent Solicitation is abandoned or terminated with respect to any series of Notes or Bonds for any reason, then, as to such series of Notes or Bonds, the Consents will be voided and no Consent Fee will be paid.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated with respect to any series of Notes or Bonds, the applicable Supplemental Indenture or Supplemental Guarantee Agreement will not be executed, the Consent Fee will not be paid and the Amendments will not become operative with respect to such series of Notes or Bonds.

Consent Procedures

Only Holders (i.e., persons in whose name a Note or Bond is registered as of the Record Date or their duly designated proxies) may execute and deliver a Consent. DTC has granted an omnibus proxy authorizing DTC Participants to deliver a Consent. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean DTC Participants who hold Notes or Bonds through DTC as of the Record Date. In order to cause a Consent to be given with respect to Notes or Bonds held through DTC, such DTC Participant must complete and sign the Consent Letter or a facsimile thereof, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A Beneficial Owner must complete and sign the Letter of Instructions or a facsimile thereof and deliver it to such DTC Participant sufficiently in advance of the Expiration Date in order to cause a Consent to be given by such DTC Participant with respect to such Notes or Bonds.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes or Bonds. All Consents received by the Tabulation Agent (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be effective notwithstanding a record transfer of such Notes or Bonds subsequent to the Record Date, unless the subsequent Holder revokes such Consent prior to the Consent Achievement Date by following the procedures set forth under “– Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT, NOT TO THE COMPANY, THE GUARANTORS, THE NOTES TRUSTEE, THE BOND TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY, THE GUARANTORS, THE NOTES TRUSTEE, THE BOND TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT.

HOLDERS SHOULD NOT TENDER OR DELIVER NOTES OR BONDS AT ANY TIME.

All Consents that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, prior to 5:00 p.m., New York City time, on the Expiration Date will be given effect in accordance with the specifications thereof.  Holders who desire to consent to the Amendments should complete, sign and date, the Consent Letter included herewith or a facsimile thereof and mail, deliver, send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Letter to the Tabulation Agent at the address or facsimile number listed on the back cover page of this Consent Solicitation Statement and on the Consent Letter, all in accordance with the instructions contained herein and therein.

Consents by a Holder who is a DTC Participant must be executed in exactly the same manner as such Holder’s name is registered with DTC. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total principal amount of Notes or Bonds which such Holder holds through DTC, the Holder must list the series and principal amount of Notes or Bonds which such Holder holds through DTC, to which the Consent relates.  If no aggregate principal amount of the Notes or Bonds as to which a Consent is delivered is specified, or if neither the “For” or “Against” box is marked with respect to such Notes or Bonds, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Amendments with respect to the entire aggregate principal amount of Notes or Bonds which such Holder holds through DTC.

The registered ownership of a Note or a Bond as of the Record Date shall be proved by the Notes Trustee, as registrar of the Notes, or the Bond Trustee, as registrar of the Bonds. The ownership of Notes or Bonds held through DTC by DTC Participants shall be established by DTC security position listings provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consents will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Tabulation Agent concerning proof of execution and ownership.  The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful.  The Company also reserves the right, subject to such final review as the Tabulation Agent prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents.  Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines.  None of the Company, the Guarantors or any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Notes Trustee, the Bond Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.  The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each Holder who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent after the Consent Achievement Date and that until such time it will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below. Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes or Bonds to which such Consent relates, unless the procedure for revocation of Consents has been followed.

Prior to the Consent Achievement Date, any Holder may revoke any Consent given as to its Notes or Bonds or any portion of such Notes or Bonds (in integral multiples of $1,000).  A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter a written revocation of such Consent in the form of a subsequent Consent marked “Against” the Amendments, including the principal amount of Notes or Bonds to which such revocation relates and the signature of such Holder.  A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent, in accordance with the procedures herein described by the Holder who delivered such revocation.

The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent to which the revocation relates.  If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.  A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement.  A Beneficial Owner of Notes or Bonds who is not the Holder as of the Record Date

of such Notes must instruct the Holder of such Notes or Bonds to revoke any Consent already given with respect to such Notes or Bonds.

The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Tabulation Agent concerning proof of execution and ownership.  None of the Company, the Guarantors, any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Notes Trustee, the Bond Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent, Tabulation Agent and Paying Agent

The Company has retained Goldman, Sachs & Co. as Solicitation Agent in connection with the Consent Solicitation.  The Solicitation Agent will solicit Consents and will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.  The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the federal securities laws, in connection with the Consent Solicitation.

The Company has retained Global Bondholder Services Corporation as Information Agent, as Tabulation Agent and as Paying Agent in connection with the Consent Solicitation.  As Information Agent, Global Bondholder Services Corporation will solicit Consents. As Tabulation Agent, Global Bondholder Services Corporation will be responsible for collecting Consents. As Paying Agent, Global Bondholder Services Corporation will act as agent for the Holders giving Consents for the purpose of receiving the Consent Fee from the Company and then transmitting payment to such Holders. Global Bondholder Services Corporation will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.

Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States federal income tax considerations that may be relevant to U.S. and non-U.S. Holders (each as defined below and collectively “beneficial owners”), relating to the Consent Solicitation and the Amendments as of the date hereof.  The following discussion does not purport to be a full description of all United States federal income tax consequences of the Consent Solicitation and the Amendments and does not address any other taxes that might be applicable to a beneficial owner of the Notes or the Bonds, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction.  Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular beneficial owners of Notes or Bonds in light of their particular circumstances and does not deal with beneficial owners that are subject to special tax rules, such as dealers in securities or currencies, financial institutions or banks, insurance companies, tax-exempt entities, beneficial owners subject to the alternative minimum tax, beneficial owners holding the Notes or Bonds as part of a hedging or conversion transaction, a straddle or a constructive sale, beneficial owners whose functional currency is not the United States dollar, traders that elect to mark-to-market their securities, partnerships or other pass through entities or investors in partnerships or other pass through entities that hold the Notes or Bonds and certain expatriates or former long-term residents of the United States.  The discussion below assumes that the Notes and Bonds are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Code, the applicable United States Treasury regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis and could affect the tax consequences of the beneficial owners of the Notes and Bonds.  In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to any tax consequence of the Consent Solicitation, the Amendment or the Consent Fee.  Thus, we cannot assure you that the Internal Revenue Service would not successfully challenge one or more of the tax consequences or matters described herein.  Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any federal, state, local, non-United States or other tax laws and possible changes in the tax laws.

As used herein, a U.S. Holder means a beneficial owner of a Note or Bond who is, for United States federal income tax purposes:

•                                          a citizen or resident of the United States;

•                                          a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

•                                          an estate the income of which is subject to United States federal income taxation regardless of its source; or

•                                          a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, a non-U.S. Holder means a beneficial owner of a Note or Bond who is not a U.S. Holder, as defined above.

If a partnership holds Notes or Bonds, the tax treatment of a partner will generally depend upon the status of the partner and on the activities of the partnership.  Partners of partnerships holding Notes or Bonds should consult their tax advisors.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.  ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE CONSENT SOLICITATION, THE AMENDMENTS AND THE CONSENT FEE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER AND BENEFICIAL OWNER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER OR BENEFICIAL OWNER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER OR BENEFICIAL OWNER UNDER THE CODE; (B) SUCH DISCUSSION IS INCLUDED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE CONSENT SOLICITATION; AND (C) EACH HOLDER OR BENEFICIAL OWNER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Tax Considerations For U.S. Holders

Deemed Exchange.  The tax treatment of the Amendments, if they become effective, to a U.S. Holder of Notes or Bonds will depend in part upon whether the modifications (including the Consent Fee) result in a “deemed” exchange of such Notes or Bonds for United States federal income tax purposes.  Generally, the modification of a debt instrument will be treated as a “deemed” exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of the United States Treasury regulations promulgated under section 1001 of the Code.  A modification is “significant” if, based on all the facts and circumstances, the legal rights and obligations that are altered and the degree to which they are altered are economically significant, provided that a “modification that adds, deletes, or alters customary accounting or financial covenants is not a signification modification.”  A change in the yield of a debt instrument is a significant modification under the United States Treasury regulations if the yield of the modified instrument (determined after taking into account any Consent Fee paid as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument.

Although there is no authority directly on point, the Company believes that the adoption of the Amendments and receipt of the Consent Fee by Holders of Notes will not constitute a “significant modification” (as determined pursuant to the United States Treasury regulations) to the terms of the Notes and the Bonds and therefore will not result in a deemed exchange of the Notes or Bonds for United States federal income tax purposes.  Beneficial owners are urged to consult their tax advisors regarding the risk that the Amendments (including the Consent Fee) will be treated as a significant modification.

The Consent Fee.  There is no authority directly on point concerning the United States federal income tax consequences of receipt of the Consent Fee.  The Company intends to treat Consent Fees paid to U.S. Holders, for United States federal income tax purposes, as a separate fee for consenting to the Amendments which constitutes ordinary income to the U.S. Holders.  Alternatively, the Consent Fee might be treated as principal payments on the Notes and could constitute a return of capital (not currently taxable), possibly creating original issue discount.

Tax Considerations for Non-U.S. Holders

The United States federal income tax treatment of the Consent Fee payments is not clear. However, the Company intends to withhold United States federal income tax at a rate of 30% from Consent Fee payments paid to a non-U.S. Holder, unless (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of a Consent Fee payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such United States withholding tax with respect to the Consent Fee payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN (claiming exemption under an applicable treaty).  If such United States withholding tax results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is furnished to the Internal Revenue Service.

Except as discussed in the paragraph above, non-U.S. Holders will not be subject to United States federal income tax with respect to the Amendments.

Tax Considerations Applicable to U.S. Holders and Non-U.S. Holders

Backup Withholding.  Certain noncorporate U.S. Holders may be subject to United States backup withholding tax with respect to any Consent Fee received.  Backup withholding will apply only if the U.S. Holder:

•                                          fails to furnish its taxpayer identification number which, for an individual, would be such Holder’s Social Security number;

•                                          furnishes an incorrect taxpayer identification number;

•                                          is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•                                          in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for a failure to report interest and dividend payments.

United States backup withholding tax generally will not apply to any Consent Fee received by a non-U.S. Holder if certain certification is provided or the non-U.S. Holder otherwise establishes an exemption and the payor does not have actual knowledge or reason to know that the Holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

Beneficial owners of Notes should consult their tax advisors regarding the application of United States backup withholding tax, the availability of an exemption from United States backup withholding tax and the procedure for obtaining such an exemption, if available.

The amount of any United States backup withholding tax will be allowed as a credit against the beneficial owner’s United States federal income tax liability and may entitle the Holder or Beneficial Owner to a refund if the required information is furnished to the Internal Revenue Service.

The foregoing summary does not discuss all the aspects of United States federal income taxation that may be relevant to particular beneficial owners in light of their particular circumstances and income tax situations.  Beneficial owners should consult their tax advisors as to particular tax consequences to them of the Consent Solicitation, including the effect any federal, state, local, foreign or other tax laws.

AVAILABLE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You may read and copy any documents the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.W., Room 1580, Washington, D.C. 20549.  Please call the Commission at 1–800–SEC–0330 for further information on the Public Reference Room.  The Company’s filings are also available to the public at the Commission’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The Company incorporates by reference the following documents:

•                                          the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

•                                          the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•                                          the Company’s Current Reports on Form 8-K dated February 7, 2006, February 23, 2006, March 6, 2006, March 13, 2006, March 18, 2006 (as amended on Form 8-K/A), April 18, 2006, May 17, 2006, May 19, 2006, August 22, 2006 and September 24, 2006; and

•                                          all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the consummation or termination of the Consent Solicitation.

All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the consummation or termination of the Consent Solicitation made hereby shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Consent Solicitation Statement, shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements contained or incorporated by reference in this Consent Solicitation Statement other than statements of historical facts are “forward-looking statements” for purposes of these provisions.  In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are relevant. Although the Company’s management believes that their assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of the Company’s control.  Actual results may differ materially from those expressed or implied in forward-looking statements as a result of many factors or events, including the ongoing negotiation of the Retail Credit Structure, legislative and regulatory developments, the effects of competition, financial market conditions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in the Company’s business plan and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  Each forward-looking statement speaks only as of the date of this Consent Solicitation Statement or as of the date of the incorporated document in which such statement is contained, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

APPENDIX I

THE AMENDMENTS

Below on the left side of the page is the text of the provisions from the Indentures and the Guarantee Agreements as they currently exist.  Below on the right side of the page is the text of the provisions of the Indentures and the Guarantee Agreements as proposed to be amended by the Amendments.  The amended provisions have been marked to show changes from the provisions of the Indentures and the Guarantee Agreements.  Text that is proposed to be deleted from the Indentures and the Guarantee Agreements by the Amendments is stricken, and text that is proposed to be added to the Indentures and the Guarantee Agreements by the Amendments is in bold print and double underlined.  Because certain of the definitions of terms and other provisions in the 2010 Indenture and the 2013 Indenture as they currently exist differ in some respects from the comparable definitions and other provisions in the 2014 Indenture and the Guarantee Agreements as they currently exist, certain of the proposed changes to the 2010 Indenture and the 2013 Indenture are shown below separately from the comparable proposed changes to the 2014 Indenture and the Guarantee Agreements.

Indentures and Guarantee Agreements	Proposed Amendments

Section 1.01 Definitions.

Indentures:

“Excluded Proceeds” means any Net Proceeds of Asset Sales that are designated by the Board of Directors of the Company as “Excluded Proceeds;” provided, that not more than $300.0 million of such Net Proceeds from Asset Sales may be designated as “Excluded Proceeds” during any single calendar year.

Indentures and Guarantee Agreements:

“Excluded Securities”means debt or equity securities issued by any Subsidiary of the Company other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

Section 1.01 Definitions.

Indentures:

“Excluded Proceeds” means any Net Proceeds of Asset Sales (other than Asset Salesof all or substantially all of the assets of RERH Holdings, LLC and its Subsidiaries (and their successors) or of the Equity Interests of RERH Holdings, LLC (or its successor) or all or substantially all of the assets of the Company and its Subsidiaries (other than RERH Holdings, LLC and its Subsidiaries (and their successors)) that are designated by the Board of Directors of the Company as “Excluded Proceeds;” provided, that not more than $300.0 million of such Net Proceeds from Asset Sales may be designated as “Excluded Proceeds” during any single calendar year.

Indentures and Guarantee Agreements:

“Excluded Securities”means debt or equity securities issued by any Subsidiary of the Company other than ~~Reliant Energy Retail~~RERH Holdings, LLC, IP Trust, IT Trust, Orion Power Holdings, Inc. and REMA (or their successors); provided, however, that “Excluded Securities” shall include beneficial interests in the IP Trust or the IT Trust that are held by RERH Holdings, LLC or its Subsidiaries.

“IP Trust” means Reliant Energy Trademark Trust, a Delaware statutory trust.

“IT Trust” means Reliant Energy IT Trust, a Delaware statutory trust.

Indentures and Guarantee Agreements	Proposed Amendments

2010 Indenture and 2013 Indenture:

“Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, REMA and its Subsidiaries, RECE and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank Guarantees for as long as the limitations on such guarantee under the Credit Agreement (as in effect on the Issue Date) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

2014 Indenture and Guarantee Agreements:

“Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

2010 Indentures and 2013 Indenture:

                “Permitted Liens” means:

*    *    *

(24)         Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and

2010 Indenture and 2013 Indenture:

“Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, REMA and its Subsidiaries, RECE and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., ~~RE Retail Receivables, LLC,~~ Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank Guarantees for as long as the limitations on such guarantee under the Credit Agreement (as in effect on the Issue Date) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

2014 Indenture and Guarantee Agreements:

“Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., ~~RE Retail Receivables, LLC,~~ CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

2010 Indentures and 2013 Indenture:

“Permitted Liens” means:

*    *    *

(24)         [Reserved];

~~(24)         Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail~~

Indentures and Guarantee Agreements	Proposed Amendments

Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Reliant Energy Electric Solutions, LLC, as each may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

*    *    *

(33)         Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

(34)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

~~Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Reliant Energy Electric Solutions, LLC, as each may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;~~

*    *    *

(33)         Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; ~~and~~

(34)         Liens on assets of RERH Holdings, LLC and its Subsidiaries securing obligations of RERH Holdings, LLC or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $300,000,000 plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales of energy or products or services related or incidental to the supply or sales of energy or any activities related to the supply or sales of energy or products or services related or incidental to the supply or sales of energy of RERH Holdings, LLC or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings, LLC or any of its Subsidiaries; and

(35)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

Indentures and Guarantee Agreements	Proposed Amendments

2014 Indenture and Guarantee Agreements:

“Permitted Liens” means:

*    *    *

(24)         Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

*    *    *

(33)         Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

(34)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

2014 Indenture and Guarantee Agreements:

“Permitted Liens” means:

*    *    *

~~(24)         Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;~~

(24)         [Reserved];

*    *    *

(33)         Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; ~~and~~

(34)         Liens on assets of RERH Holdings, LLC and its Subsidiaries securing obligations of RERH Holdings, LLC or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $300,000,000 plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales of energy or products or services related or incidental to the supply or sales of energy or any activities related to the supply or sales of energy or products or services related or incidental to the supply or sales of energy of RERH Holdings, LLC or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings, LLC

Indentures and Guarantee Agreements	Proposed Amendments

2010 Indenture and 2013 Indenture:

“Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32) and (33) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents, (4) Credit Agreement Priority Facility Liens and (5) Tranche A Priority Liens.

2014 Indenture and Guarantee Agreements:

“Permitted Prior Liens” means (1) Liens described in clauses  (9), (10), (11), (13), (14), (15), (18), (21), (22), (23,) (24), (25), (27), (31), (32) and (33) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

2010 Indenture and 2013 Indenture:

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

Section 4.08(b) Dividend and Other Payment Restrictions Affecting Subsidiaries.

Indentures and Guarantee Agreements:

(b)           The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

or any of its Subsidiaries; and

(35)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

2010 Indenture and 2013 Indenture:

“Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32), (33) and (~~33~~34) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents, (4) Credit Agreement Priority Facility Liens and (5) Tranche A Priority Liens.

2014 Indenture and Guarantee Agreements:

“Permitted Prior Liens” means (1) Liens described in clauses  (9), (10), (11), (13), (14), (15), (18), (21), (22), (23,) (24), (25), (27), (31), (32), (33) and (~~33~~34) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

2010 Indenture and 2013 Indenture:

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date; provided that clause (3) of such definition will be disregarded.

Section 4.08(b) Dividend and Other Payment Restrictions Affecting Subsidiaries.

Indentures and Guarantee Agreements:

(b)           The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

Indentures and Guarantee Agreements	Proposed Amendments

*    *    *

(18)         Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; and

(19)         with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition.

New Section 4.08(c)

Indentures and Guarantee Agreements:

*    *    *

(18)         Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; ~~and~~

(19)         with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition; and

(20)         restrictions on RERH Holdings, LLC or any of its Subsidiaries contained in (a) the Working Capital Facility dated as of September 24, 2006 among Reliant Energy Power Supply, LLC (“REPS”), the guarantors party thereto, and Merrill Lynch Capital Corporation, (b) the Credit Sleeve and Reimbursement Agreement dated as of September 24, 2006 among REPS, the guarantors party thereto, Merrill Lynch Commodities, Inc., and Merrill Lynch & Co., Inc., and (c) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements referred to in the preceding clauses (a) and (b), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as reasonably determined by the Company.

New Section 4.08(c)

Indentures and Guarantee Agreements:

                (c)           Promptly following the last day of each month and so long as such payment is permitted under the terms of the agreements referred to in Section 4.08(b)(20), the Company shall cause RERH Holdings, LLC to pay cash dividends or distributions to the Company in an amount equal to (i) the amount which is permitted under the terms of the agreements referred to in Section 4.08(b)(20) on such day minus (ii)(A)

Indentures and Guarantee Agreements	Proposed Amendments

Section 4.09(b) Incurrence of Indebtedness and Issuance of Preferred Stock

2010 Indenture and 2013 Indenture:

(b)           The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence (A) by the Company and the guarantee by the Guarantors and the Orion Bank Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

(a)   $3.0 billion; or

(b)   $5.527 billion less the sum, without duplication, of:

(i)    the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date (excluding the first $500.0 million of such repayments other than repayments made with the proceeds from the issuance of Parity Secured Debt as permitted under this Indenture);

(ii)   the aggregate amount, without duplication, of (x) all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries amounts reasonably estimated by the Company to be due and payable by RERH Holdings, LLC and its Subsidiaries on or before the 20th day of the month next occurring plus (B) the lesser of (1) $100,000,000 and (2) the amount permitted under the Credit Agreement on the date the agreements referred to in Section 4.08(b)(2) become effective.

Section 4.09(b) Incurrence of Indebtedness and Issuance of Preferred Stock

2010 Indenture and 2013 Indenture:

(b)           The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence (A) by the Company and the guarantee by the Guarantors ~~and the Orion Bank Guarantors~~ of additional Indebtedness and letters of credit under Credit Facilities ~~and~~, (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions, and (C) by RERH Holdings, LLC and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities (including guarantees of such Indebtedness) (provided, however, that (I) the aggregate principal amount of Indebtedness incurred under this clause (C) at any one time outstanding shall not exceed $310,000,000, and (II) the proceeds of Indebtedness incurred under this clause (C) shall be used only for the repayment of Indebtedness and other Obligations of RERH Holdings, LLC and its Subsidiaries or to finance working capital needs of RERH Holdings, LLC and its Subsidiaries, including the payment of sales, general and administrative, and operations and maintenance expenses (including capital expenditures) and all other expenses in the ordinary course of business of RERH Holdings, LLC and its Subsidiaries) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed ~~the greater of:~~

~~(a)   $3.0 billion; or~~

~~(b)   $5.527 billion less the sum, without duplication, of:~~

Indentures and Guarantee Agreements	Proposed Amendments

(other than Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) and (y) all repayments of revolving credit borrowings under the Credit Agreement Priority Facility with the Net Proceeds from an Asset Sale other than temporary repayments pending the final application of such Net Proceeds contemplated by the provisions of Section 4.10 hereof (whether or not the commitments thereunder are correspondingly reduced), in each case, since the Issue Date; and

(iii)  the aggregate principal amount of Indebtedness incurred pursuant to clause (5) of this Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding;

*    *    *

2014 Indenture and Guarantee Agreements:

(b)           The provisions of Section 4.09(a) will

~~(i)    the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date (excluding the first $500.0 million of such repayments other than repayments made with the proceeds from the issuance of Parity Secured Debt as permitted under this Indenture);~~

~~(ii)   the aggregate amount, without duplication, of (x) all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) and (y) all repayments of revolving credit borrowings under the Credit Agreement Priority Facility with the Net Proceeds from an Asset Sale other than temporary repayments pending the final application of such Net Proceeds contemplated by the provisions of Section 4.10 hereof (whether or not the commitments thereunder are correspondingly reduced), in each case, since the Issue Date; and~~

~~(iii)  the aggregate principal amount of Indebtedness incurred pursuant to clause (5) of this Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding~~$2.5 billion;

*    *    *

                Notwithstanding anything in this Section 4.09(b) to the contrary, the aggregate principal amount of Indebtedness of RERH Holdings, LLC and its Subsidiaries at any one time outstanding, other than Indebtedness incurred pursuant to clause (14) of this Section 4.09(b), may not exceed $310,000,000.

2014 Indenture and Guarantee Agreements:

(b)           The provisions of Section 4.09(a)

Indentures and Guarantee Agreements	Proposed Amendments

not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence (A) by the Company and the guarantee by the Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

(a)   $3.0 billion; or

(b)   $3.73 billion less the sum, without duplication, of:

(i)    the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary ) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date;

(ii)   the aggregate amount, without duplication, of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary) since the Issue Date; and

(iii)  the aggregate principal amount of Indebtedness incurred pursuant to clause (5) of this Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding;

will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence (A) by the Company and the guarantee by the Guarantors of additional Indebtedness and letters of credit under Credit Facilities ~~and~~, (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions, and (C) by RERH Holdings, LLC and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities (including guarantees of such Indebtedness) (provided, however, that (I) the aggregate principal amount of Indebtedness incurred under this clause (C) at any one time outstanding shall not exceed $310,000,000, and (II) the proceeds of Indebtedness incurred under this clause (C) shall be used only for the repayment of Indebtedness and other Obligations of RERH Holdings, LLC and its Subsidiaries or to finance working capital needs of RERH Holdings, LLC and its Subsidiaries, including the payment of sales, general and administrative, and operations and maintenance expenses (including capital expenditures) and all other expenses in the ordinary course of business of RERH Holdings, LLC and its Subsidiaries) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed ~~the greater of:~~

~~(a)   $3.0 billion; or~~

~~(b)   $3.73 billion less the sum, without duplication, of:~~

~~(i)    the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary ) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date;~~

~~(ii)   the aggregate amount, without duplication, of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded~~

Indentures and Guarantee Agreements	Proposed Amendments

Section 4.10(d) 2014 Indenture Technical Changes

2014 Indenture:

(d)  Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in Section 4.10(b) hereof shall constitute “Excess Proceeds,” except that if any portion of any Net Proceeds from an Asset Sale (other than Excluded Proceeds) is required at any time pursuant to any Secured Debt Document to be applied to the mandatory prepayment, redemption, repurchase or purchase of Parity Secured Debt or to provide cash collateral for letters of credit issued under Parity Secured Debt, then all of the Net Proceeds from that Asset Sale (other than Excluded Proceeds) will be deemed to be “Excess Proceeds” at that time.  When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness (including the Existing 2010 Notes and the Existing 2013 Notes) that is pari passu with the Notes (other than Credit Agreement Debt and the Seward Guarantees)(and so long as the Notes are secured, Equally and Ratably secured with the Notes) containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes and such other pari passu Indebtedness that may be purchased (or

~~Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary) since the Issue Date; and~~

~~(iii)  the aggregate principal amount of Indebtedness incurred pursuant to clause (5) of this Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding~~$2.5 billion;

*    *    *

Notwithstanding anything in this Section 4.09(b) to the contrary, the aggregate principal amount of Indebtedness of RERH Holdings, LLC and its Subsidiaries at any one time outstanding, other than Indebtedness incurred pursuant to clause (14) of this Section 4.09(b), may not exceed $310,000,000.

Section 4.10(d) 2014 Indenture Technical Changes

2014 Indenture:

                (d)  Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in Section 4.10(b) hereof shall constitute “Excess Proceeds,” except that if any portion of any Net Proceeds from an Asset Sale (other than Excluded Proceeds) is required at any time pursuant to any Secured Debt Document to be applied to the mandatory prepayment, redemption, repurchase or purchase of Parity Secured Debt or to provide cash collateral for letters of credit issued under Parity Secured Debt, then all of the Net Proceeds from that Asset Sale (other than Excluded Proceeds) will be deemed to be “Excess Proceeds” at that time.  When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness (including the Existing 2010 Notes and the Existing 2013 Notes) that is pari passu with the Notes (other than Credit Agreement Debt ~~and the Seward Guarantees~~)(and so long as the Notes are ~~secured,~~ Equally and Ratably secured with such other pari passu Indebtedness~~the Notes~~) containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes

Indentures and Guarantee Agreements	Proposed Amendments

repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such other pari passu Indebtedness containing such provisions (not including Credit Agreement Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement Debt then outstanding (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

New Section 4.10(g) Retail Asset Sales

Indentures:

Section 4.10 Guarantee Agreement Asset Sale Offers

Guarantee Agreements:

Section 4.10  Reserved.

and such other pari passu Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such other pari passu Indebtedness containing such provisions (not including Credit Agreement Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement Debt then outstanding (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

New Section 4.10(g) Retail Asset Sales

Indentures:

(g)           Notwithstanding anything to the contrary in this Section 4.10, the Net Proceeds for an Asset Sale of all or substantially all of the assets of RERH Holdings, LLC and its Subsidiaries (and their successors), of the Equity Interests of RERH Holdings, LLC (or its successor), or of all or substantially all of the assets of the Company and its Subsidiaries (other than RERH Holdings, LLC and its Subsidiaries (and their successors)) shall be Excess Proceeds and may not be applied as set forth in Section 4.10(b).

Section 4.10 Guarantee Agreement Asset Sale Offers

Guarantee Agreements:

Section 4.10   ~~Reserved.~~ Asset Sale Offers. (a) Within five Business Days after the receipt of any Net Proceeds from an Asset Sale of the Equity Interests of RERH Holdings, LLC (and its successors), of all or substantially all of the assets

Indentures and Guarantee Agreements	Proposed Amendments

of RERH Holdings, LLC and its Subsidiaries (and their successors), or of all or substantially all of the assets of the Company and its Subsidiaries (other than RERH Holdings, LLC and its Subsidiaries (and their successors)), the Company shall make an Asset Sale Offer to all Holders of each Series of Bonds and all holders of other Indebtedness (including the 2014 Notes, the Existing 2010 Notes, and the Existing 2013 Notes) that is pari passu with the Seward Guarantees (other than Credit Agreement Debt) (and so long as this Guarantee Agreement is Equally and Ratably secured with such other pari passu Indebtedness) containing provisions similar to those set forth in this Guarantee Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of each Series of Bonds and such other pari passu Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate of such Net Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on each Series of Bonds and all such other pari passu Indebtedness containing such provisions (not including Credit Agreement Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement Debt then outstanding (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.  If any such Net Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Net Proceeds for any purpose not otherwise prohibited by this Guarantee Agreement.  If the aggregate principal amount of each Series of Bonds and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of such Net Proceeds, the Company shall select the Series of Bonds and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Series of Bonds and such other pari passu Indebtedness tendered.

(b)           In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(c)           The Asset Sale Offer shall be made to all holders of each Series of Bonds and all holders of other Parity Secured Debt (other than

Indentures and Guarantee Agreements	Proposed Amendments

Credit Agreement Debt) containing provisions similar to those set forth in this Guarantee Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply a portion of the Net Proceeds as calculated pursuant to the first sentence of Section 4.10(a) hereof (the “Offer Amount”) to the purchase of Notes and such other Parity Secured Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Series of Bonds and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any bond in a Series of Bonds (each a “Bond”) so purchased shall be made in the same manner as interest payments are made.

(d)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Bond is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Bonds pursuant to the Asset Sale Offer.

(e)           Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Bonds pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(i)            that the Asset Sale Offer is being made pursuant to Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)         that any Bond not tendered or accepted for payment will continue to accrue interest;

(iv)          that, unless the Company defaults in making such payment, any

Indentures and Guarantee Agreements	Proposed Amendments

Bond accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest;

(v)            that Holders electing to have a Bond purchased pursuant to an Asset Sale Offer may elect to have Bond purchased in integral multiples of $1,000 only;

(vi)          that Holders electing to have a Bond purchased pursuant to any Asset Sale Offer shall be required to surrender the Bond endorsed or assigned as the Trustee may require or transfer by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)         that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Bond the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Bond purchased;

(vii)         that, if the aggregate principal amount of Bonds and other Parity Secured Debt surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Bonds and other Parity Secured Debt to be purchased on a pro rata basis based on the principal amount of Bonds and such other Parity Secured Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Bonds in denominations of $1,000, or integral multiples thereof, will be purchased); and

(viii)        that Holders whose Bonds were purchased only in part will be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company

Indentures and Guarantee Agreements	Proposed Amendments

New Section 4.24—Guarantee Agreements Guaranty Agreements:

shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Bonds or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Bonds tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Bonds or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10.  The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Bonds tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly cause the issuance of a new Bond, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Bond to such Holder, in a principal amount equal to any unpurchased portion of the Bond surrendered.  Any Bond not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

                (f)            The foregoing shall be made in accordance with the terms of the Indenture and, to the extent inconsistent with any terms of the Indenture, the terms of the Indenture shall control.

                (g)           If a Holder of a bond in Series of Bonds’ acceptance of any Asset Sale Offer results in the inclusion of the interest on such Holder’s bonds in the gross income of such Holder for federal income tax purposes, the Company shall pay such Holder on the date each interest payment is due for such Holder’s Series of Bonds an amount equal to the interest then due and payable divided by (1 minus the highest effective federal tax rate at such time) less the amount of interest otherwise paid to the Holder.

New Section 4.24—Guarantee Agreements

Guaranty Agreements:

Section 4.24  Early Redemption.

The Company and the Subsidiary Guarantors agree that, notwithstanding the terms of the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds], (1) the Company and the Subsidiary Guarantors will cause the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds]* not to be redeemed before June 1, 2011 and (2) upon any optional redemption of the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] during the period beginning June 1, 2011 and ending May 31, 2014, the Company and the Subsidiary Guarantors will cause an additional amount to be paid to the Holders of the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] being redeemed such that the aggregate amount received by such Holders upon redemption is equal to the amounts expressed as a percentage of principal amount set forth below (plus accrued interest, if any, to the redemption date) for a redemption of the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] during the periods set forth below:

Indentures and Guarantee Agreements	Proposed Amendments

Optional Redemption Dates	Redemption Prices
June 1, 2011 through May 31, 2012	103%
June 1, 2012 through May 31, 2013	102%
June 1, 2013 through May 31, 2014	101%

*Appropriate definition to be selected for each Guarantee Agreement.

New Section 10.06(h) Consent to Certain Collateral Releases Indentures:

New Section 10.06(h) Consent to Certain Collateral Releases

Indentures:

                (h)           Notwithstanding anything herein to the contrary, the Company agrees that, without the prior consent of the holders of at least a majority in aggregate principal amount of the Note Obligations and of all Obligations in respect of each other Series of Secured Debt (other than Credit Agreement Debt and the Seward Guaranties), the Collateral Trustee’s Liens in the Equity Interests of RERH Holdings, LLC (or its successor) or, if any, in all or substantially all of the assets of RERH Holdings, LLC and its Subsidiaries (or their successors) (the “Retail Assets”) or in all or substantially all of the Company and its Subsidiaries’ (other than RERH Holdings, LLC and its Subsidiaries’ (or their successors)) assets, including Equity Interests (the “Wholesale Assets”) may not be released, except no such consent shall be required (i) in the case of an Asset Sale of the Equity Interests of RERH Holdings, LLC (or its successor), the Retail Assets or the Wholesale Assets or (ii) on and after the date on which, as of the last day of two consecutive Fiscal Quarters, both (A) the Consolidated Leverage Ratio for the applicable immediately preceding four Fiscal Quarters was 2.75:1 or less and (B) the Consolidated Interest Coverage Ratio for the applicable immediately preceding four Fiscal Quarters was 3.25:1 or more (the “Ratio Test”).  The Company agrees to file a current report on Form 8-K with the SEC showing the calculation of the Ratio Test within 60 days (or 90 days if end of

Indentures and Guarantee Agreements	Proposed Amendments

the period is also the end of a fiscal year) (i) after the end of first four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing Lien release and (ii) after the end of the second consecutive four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing Lien release.  The Company also agrees to promptly notify the Trustee of the filing of the Form 8-K and to deliver to the Trustee the calculations of the Ratio Test certified by the Company’s chief financial officer and that the Company may not implement a Lien release without consent on account of the Ratio Test without first complying with this sentence and the immediately preceding sentence.

                The following terms shall have the following meanings when used in this paragraph (h):

“Acquisition” means any transaction or any series of related transactions by which a Person (a) acquires any going business (including a power generation facility) or all or substantially all of the assets of any other Person, or division thereof, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires greater than 50% of the Voting Stock of any other Person.

“Consolidated EBITDAR” means, for any period for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, an amount equal to, without any duplication, (a) net income (before giving effect to the cumulative effect of changes in accounting principles and discontinued operations and before income taxes and franchise taxes to the extent based on the income of such Person and its Subsidiaries) for such period, plus (b) Consolidated Interest Charges for such period, plus (c) depreciation, depletion, impairment, abandonment and amortization expense for such period, plus (d) the book accounting lease expense under the REMA Lease for such period, plus (e) interest and fees expensed under any receivables monetization or securitization during such period, plus (f) net unrealized losses related to trading or non-trading energy derivatives, plus (g) cash dividends or distributions actually received during such period from an entity which is not a consolidated Subsidiary of such Person, minus (h) net unrealized gains related to trading or non-trading energy derivatives;

Indentures and Guarantee Agreements	Proposed Amendments

provided, however, for purposes of this definition, (i) gains and losses on the disposition of assets not in the ordinary course of business, (ii) any other noncash charge or gain, and (iii) any extraordinary or other non-recurring item or expense, including severance costs, shall be excluded to the extent incurred or realized during such period in accordance with GAAP from the calculation of Consolidated EBITDAR.

If during any period for which Consolidated EBITDAR is being determined, the Company or any Subsidiary shall have (a) made or consummated any Acquisition for gross consideration of $3,000,000 or more (including Indebtedness assumed), then Consolidated EBITDAR shall be determined on a pro forma basis for such period as if such Acquisition had been made or consummated as of the beginning of the first day of such period or (b) made or consummated any Asset Sale that is not fully included in discontinued operations, then Consolidated EBITDAR shall, to the extent such Asset Sale is not excluded from Consolidated EBITDAR pursuant to the foregoing proviso, be determined on a pro forma basis for such period as if such Asset Sale had been made or consummated as of the beginning of the first day of such period.

                “Consolidated Interest Charges” means, without duplication, for any period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, (a) the total interest expense for such period, plus (b) the interest expense during such period attributable to (i) the REMA Lease, (ii) the fees and yield paid in connection with, or interest expense attributable to, any account receivables securitization or monetization permitted hereunder, and (iii) any capitalized interest during such period, plus (c) all cash dividends and distributions paid on preferred or preference stock, plus (d) to the extent deducted in determining total interest expense, net unrealized gains under any agreement described in the definition of “Hedging Obligations” permitted hereunder and existing on or prior to December 22, 2004 (excluding any ongoing settlement payments in connection with permitted interest rate swap agreements), minus (e)(i) the total interest income of such Person and its Subsidiaries, including interest income from any escrow or trust account, (ii) in all cases whether expensed or amortized, any interest expense attributable to (A) any makewhole or premium paid in connection with the repayment

Indentures and Guarantee Agreements	Proposed Amendments

of any Debt, (B) any upfront direct or indirect costs, expenses, or fees incurred in connection with, including those arising out of the preparation for the maturity of, (1) any Debt, (2) the incurrence of any Debt after December 22, 2004, or (3) the amendment of any Debt, (C) to the extent added in determining total interest expense, the upfront cost and net unrealized losses under any agreement described in the definition of “Hedging Obligations” permitted hereunder and existing on or prior to December 22, 2004 (excluding ongoing settlement payments in connection with permitted interest rate swap agreements), and (D) any of the RRI Warrants; (iii)  all non-recurring interest expense with respect to items not constituting Indebtedness, and (iv) interest expense attributable to Indebtedness repaid or required to be repaid under any Indebtedness for which the Company has notified the Credit Agreement Agent in writing that it agrees it will not designate the Net Proceeds as Excluded Proceeds, in each case in connection with an Asset Sale.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four prior Fiscal Quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended.

“Consolidated Total Debt” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, (i) all outstanding Debt of the Company and its Subsidiaries on such date, minus (ii) without duplication, all (a) cash and short-term investments, in an aggregate amount not to exceed $300,000,000 at any time, (b) restricted cash, in an amount not to exceed the aggregate amount of Indebtedness of the Company or any of its Subsidiaries, the terms of which Indebtedness cause such cash to appear as restricted cash on the consolidated balance sheet of the Company and its Subsidiaries, and (c) broker, counterparty, and customer margin/collateral assets and deposits advanced to or held on behalf of such broker, counterparty or customer, as each of the foregoing appears on the consolidated balance sheet of the Company and its Subsidiaries.

Indentures and Guarantee Agreements	Proposed Amendments

“Debt” means, as of any date of determination with respect to the Company and its Subsidiaries, without duplication, in accordance with GAAP the following: (a) the total amount of indebtedness, including any fair value adjustments, and other obligations of the Company and its Subsidiaries for borrowed money (whether by loan or the issuance of debt securities), including the unreimbursed amount of any drawings under letters of credit issued for the account of the Company or any of its Subsidiaries, but excluding the amount of indebtedness for borrowed money that is either (i) required to be repaid or (ii) for which the Company has notified the Credit Agreement Agent in writing that it agrees it will not designate the Net Proceeds as Excluded Proceeds, in each case in connection with an Asset Sale, (b) all Capital Lease Obligations and, except for the REMA Lease, Attributable Debt in respect of sale and leaseback transactions or financing leases, (c) the unpaid balance owed to the certificate holders under the REMA Lease, (d) obligations under any accounts securitization or monetization arrangement permitted hereunder and not recorded on the Company balance sheet for that period, and (e) all guaranties of payment or collection of any obligations described in clauses (a) through (d) of this definition of any other Person;

provided, however, that Debt shall not include:  (i) any guaranties that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (ii) any Obligations or guaranties of performance of Obligations under performance bonds, (iii) trade accounts payable in the ordinary course of business, (iv) customer advance payments and customer deposits arising in the ordinary course of business, (v) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person, and (vi) any completion or performance guarantees (or similar guarantees that a project or a Subsidiary perform as planned).

In determining the outstanding amount of any Debt:  (a) the amount of money borrowed shall be the outstanding principal amount thereof, (b) the amount of all unreimbursed letters of credit shall be the unreimbursed amount thereof, (c) the amount of any accounts monetization or securitization shall be the amount invested by the investor therein, and (d) the amount of guaranties

Indentures and Guarantee Agreements	Proposed Amendments

Guarantee Agreements:

shall be the amount of the guaranteed obligations determined as provided above in this sentence.

                “REMA Lease” means, collectively, the obligations of REMA as facility lessee under the Facility Lease Agreements, each dated as of August 24, 2000 and each between REMA and, respectively, Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC, and Shawville Lessor Genco, LLC, and under the related participation agreements and other documents executed in connection therewith, in each case, as amended through December 22, 2004.

                “RRI Warrants” means the warrants issued by the Company and outstanding on December 22, 2004.

Guarantee Agreements:

                (h)           Notwithstanding anything herein to the contrary, the Company agrees that, without the prior consent of the holders of at least a majority in aggregate principal amount of the Guarantee Obligations with respect to each Series of Bonds, the Collateral Trustee’s Liens in the Equity Interests of RERH Holdings, LLC (or its successor) or, if any, in all or substantially all of the assets of RERH Holdings, LLC and its Subsidiaries (or their successors) (the “Retail Assets”) or in all or substantially all of the Company and its Subsidiaries’ (other than RERH Holdings, LLC and its Subsidiaries’ (or their successors)) assets, including Equity Interests (the “Wholesale Assets”) may not be released, except no such consent shall be required (i) in the case of an Asset Sale of the Equity Interests of RERH Holdings, LLC (or its successor), the Retail Assets or the Wholesale Assets or (ii) on and after the date on which, as of the last day of two consecutive Fiscal Quarters, both (A) the Consolidated Leverage Ratio for the applicable immediately preceding four Fiscal Quarters was 2.75:1 or less and (B) the Consolidated Interest Coverage Ratio for the applicable immediately preceding four Fiscal Quarters was 3.25:1 or more (the “Ratio Test”).  The Company agrees to file a current report on Form 8-K with the SEC showing the calculation of the Ratio Test within 60 days (or 90 days if end of the period is also the end of a fiscal year) (i) after the end of first four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing Lien release and (ii) after the end of the second

Indentures and Guarantee Agreements	Proposed Amendments

consecutive four-quarter period in which it meets the Ratio Test and for which it proposes to use the Ratio Test to implement the foregoing Lien release.  The Company also agrees to promptly notify the Trustee of the filing of the Form 8-K and to deliver to the Trustee the calculations of the Ratio Test certified by the Company’s chief financial officer and that the Company may not implement a Lien release without consent on account of the Ratio Test without first complying with this sentence and the immediately preceding sentence.

                The following terms shall have the following meanings when used in this paragraph (h):

“Acquisition” means any transaction or any series of related transactions by which a Person (a) acquires any going business (including a power generation facility) or all or substantially all of the assets of any other Person, or division thereof, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires greater than 50% of the Voting Stock of any other Person.

“Consolidated EBITDAR” means, for any period for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, an amount equal to, without any duplication, (a) net income (before giving effect to the cumulative effect of changes in accounting principles and discontinued operations and before income taxes and franchise taxes to the extent based on the income of such Person and its Subsidiaries) for such period, plus (b) Consolidated Interest Charges for such period, plus (c) depreciation, depletion, impairment, abandonment and amortization expense for such period, plus (d) the book accounting lease expense under the REMA Lease for such period, plus (e) interest and fees expensed under any receivables monetization or securitization during such period, plus (f) net unrealized losses related to trading or non-trading energy derivatives, plus (g) cash dividends or distributions actually received during such period from an entity which is not a consolidated Subsidiary of such Person, minus (h) net unrealized gains related to trading or non-trading energy derivatives;

provided, however, for purposes of this definition, (i) gains and losses on the disposition of assets not in the ordinary course of business, (ii) any other noncash charge or gain, and (iii) any extraordinary

Indentures and Guarantee Agreements	Proposed Amendments

or other non-recurring item or expense, including severance costs, shall be excluded to the extent incurred or realized during such period in accordance with GAAP from the calculation of Consolidated EBITDAR.

If during any period for which Consolidated EBITDAR is being determined, the Company or any Subsidiary shall have (a) made or consummated any Acquisition for gross consideration of $3,000,000 or more (including Indebtedness assumed), then Consolidated EBITDAR shall be determined on a pro forma basis for such period as if such Acquisition had been made or consummated as of the beginning of the first day of such period or (b) made or consummated any Asset Sale that is not fully included in discontinued operations, then Consolidated EBITDAR shall, to the extent such Asset Sale is not excluded from Consolidated EBITDAR pursuant to the foregoing proviso, be determined on a pro forma basis for such period as if such Asset Sale had been made or consummated as of the beginning of the first day of such period.

                “Consolidated Interest Charges” means, without duplication, for any period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, (a) the total interest expense for such period, plus (b) the interest expense during such period attributable to (i) the REMA Lease, (ii) the fees and yield paid in connection with, or interest expense attributable to, any account receivables securitization or monetization permitted hereunder, and (iii) any capitalized interest during such period, plus (c) all cash dividends and distributions paid on preferred or preference stock, plus (d) to the extent deducted in determining total interest expense, net unrealized gains under any agreement described in the definition of “Hedging Obligations” permitted hereunder and existing on or prior to December 22, 2004 (excluding any ongoing settlement payments in connection with permitted interest rate swap agreements), minus (e)(i) the total interest income of such Person and its Subsidiaries, including interest income from any escrow or trust account, (ii) in all cases whether expensed or amortized, any interest expense attributable to (A) any makewhole or premium paid in connection with the repayment of any Debt, (B) any upfront direct or indirect costs, expenses, or fees incurred in connection with, including those arising out of the preparation for the maturity of, (1) any Debt, (2) the incurrence of any Debt after December 22, 2004, or (3) the

Indentures and Guarantee Agreements	Proposed Amendments

amendment of any Debt, (C) to the extent added in determining total interest expense, the upfront cost and net unrealized losses under any agreement described in the definition of “Hedging Obligations” permitted hereunder and existing on or prior to December 22, 2004 (excluding ongoing settlement payments in connection with permitted interest rate swap agreements), and (D) any of the RRI Warrants; (iii)  all non-recurring interest expense with respect to items not constituting Indebtedness, and (iv) interest expense attributable to Indebtedness repaid or required to be repaid under any Indebtedness for which the Company has notified the Credit Agreement Agent in writing that it agrees it will not designate the Net Proceeds as Excluded Proceeds, in each case in connection with an Asset Sale.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four prior Fiscal Quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended.

“Consolidated Total Debt” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, (i) all outstanding Debt of the Company and its Subsidiaries on such date, minus (ii) without duplication, all (a) cash and short-term investments, in an aggregate amount not to exceed $300,000,000 at any time, (b) restricted cash, in an amount not to exceed the aggregate amount of Indebtedness of the Company or any of its Subsidiaries, the terms of which Indebtedness cause such cash to appear as restricted cash on the consolidated balance sheet of the Company and its Subsidiaries, and (c) broker, counterparty, and customer margin/collateral assets and deposits advanced to or held on behalf of such broker, counterparty or customer, as each of the foregoing appears on the consolidated balance sheet of the Company and its Subsidiaries.

“Debt” means, as of any date of determination with respect to the Company and its Subsidiaries, without duplication, in accordance with GAAP the following: (a) the total amount of indebtedness, including any fair value adjustments,

Indentures and Guarantee Agreements	Proposed Amendments

and other obligations of the Company and its Subsidiaries for borrowed money (whether by loan or the issuance of debt securities), including the unreimbursed amount of any drawings under letters of credit issued for the account of the Company or any of its Subsidiaries, but excluding the amount of indebtedness for borrowed money that is either (i) required to be repaid or (ii) for which the Company has notified the Credit Agreement Agent in writing that it agrees it will not designate the Net Proceeds as Excluded Proceeds, in each case in connection with an Asset Sale, (b) all Capital Lease Obligations and, except for the REMA Lease, Attributable Debt in respect of sale and leaseback transactions or financing leases, (c) the unpaid balance owed to the certificate holders under the REMA Lease, (d) obligations under any accounts securitization or monetization arrangement permitted hereunder and not recorded on the Company balance sheet for that period, and (e) all guaranties of payment or collection of any obligations described in clauses (a) through (d) of this definition of any other Person;

provided, however, that Debt shall not include:  (i) any guaranties that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (ii) any Obligations or guaranties of performance of Obligations under performance bonds, (iii) trade accounts payable in the ordinary course of business, (iv) customer advance payments and customer deposits arising in the ordinary course of business, (v) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person, and (vi) any completion or performance guarantees (or similar guarantees that a project or a Subsidiary perform as planned).

In determining the outstanding amount of any Debt:  (a) the amount of money borrowed shall be the outstanding principal amount thereof, (b) the amount of all unreimbursed letters of credit shall be the unreimbursed amount thereof, (c) the amount of any accounts monetization or securitization shall be the amount invested by the investor therein, and (d) the amount of guaranties shall be the amount of the guaranteed obligations determined as provided above in this sentence.

                “RRI Warrants” means the warrants issued by the Company and outstanding on

Indentures and Guarantee Agreements	Proposed Amendments

Section 13.01(a)(2) of Guarantee Agreements

Guarantee Agreements:

(2)           the Seward Subsidiary and the Seward Collateral Trustee shall file a mortgage on the Seward Collateral substantially in the form of Exhibit B hereto for the benefit of the present and future holders of the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] and any other Permitted Secured PEDFA Bond Indebtedness on an Equal and Ratable Basis, and the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] will thereafter be secured by Liens upon the Seward Subsidiary’s rights in the Seward Collateral;

December 22, 2004.

Section 13.01(a)(2) of Guarantee Agreements

Guarantee Agreements:

                (2)           the Seward Subsidiary and the Seward Collateral Trustee shall file a mortgage on the Seward Collateral substantially in the form of Exhibit B hereto for the benefit of the present and future holders of the [Series 2001A Bonds][Series 2002A Bond][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds]* and any other Permitted Secured PEDFA Bond Indebtedness on an Equal and Ratable Basis on or before the date on which the Seward Security Event occurs, and the [Series 2001A Bonds][Series 2002A Bonds][Series 2002B Bonds][Series 2003A Bonds][Series 2004A Bonds] will thereafter be secured by Liens upon the Seward Subsidiary’s rights in the Seward Collateral;

*Appropriate definition to be selected for each Guarantee Agreement

In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Tabulation Agent at its address set forth below.

The Tabulation Agent for the Solicitation is:

Global Bondholder Services Corporation

By Hand, Mail or Overnight Courier: 65 Broadway - Suite 723 New York, New York 10006	By Facsimile Transmission: (For Eligible Institutions only) (212) 430-3775 Confirm by Telephone: (212) 430-3774

Any questions or requests for assistance may be directed to the Solicitation Agent at its address or one of its telephone numbers set forth below.  Requests for additional copies of this Consent Solicitation Statement or related documents may be directed to the Information Agent at its address or one of its telephone numbers set forth below.  A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Information Agent for the Consent Solicitation is:

Global Bondholder Services Corporation
65 Broadway, Suite 723
New York, New York  10006

Attn:  Corporate Actions

Banks and Brokers, Call Collect:
(212) 430-3774

All Others Call Toll Free:

(866) 873-6300

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

Liability Management Group
One New York Plaza, 48th Floor
New York, New York 10004
Toll-Free: (800) 828-3182
Collect: (212) 902-0041